UBER TECHNOLOGIES, INC.,
as Issuer,

NEBEN HOLDINGS, LLC,

as Guarantor,

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Trustee

INDENTURE

Dated as of May 20, 2025

0% Exchangeable Senior Notes due 2028

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INDENTURE dated as of May 20, 2025 among UBER TECHNOLOGIES, INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), NEBEN HOLDINGS, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Company, as guarantor (the “Guarantor”, as more fully set forth in Section 1.01), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 0% Exchangeable Senior Notes due 2028 (the “Notes”), initially in an aggregate principal amount not to exceed $1,150,000,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Indenture and the Guarantee hereunder; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Exchange, the Form of Fundamental Change Repurchase Notice and the Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, each of the Company and the Guarantor covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

Article 1
Definitions

Section 1.01.         Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“2030 Notes” means the 4.300% Senior Notes due 2030, issued by the Company pursuant to the base indenture, dated as of September 9, 2024, as supplemented by the first supplemental indenture, dated as of September 9, 2024, in each case by and between the Company and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented from time to time.

“2034 Notes” means the 4.800% Senior Notes due 2034, issued by the Company pursuant to the base indenture, dated as of September 9, 2024, as supplemented by the first supplemental indenture, dated as of September 9, 2024, in each case by and between the Company and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented from time to time.

“2054 Notes” means the 5.350% Senior Notes due 2054, issued by the Company pursuant to the base indenture, dated as of September 9, 2024, as supplemented by the first supplemental indenture, dated as of September 9, 2024, in each case by and between the Company and U.S. Bank Trust Company, National Association, as trustee, as amended and supplemented from time to time.

“Accelerated Exchange Amount” means an amount per $1,000 principal amount of Notes equal to the greater of (i) 100% of the principal amount of, and accrued and unpaid interest, if any, on, such $1,000 principal amount of Notes and (ii) the Fair Market Value of a Unit of Reference Property on the date the relevant Event of Default occurs (or, if such date is not a Trading Day, the Trading Day immediately succeeding such date) multiplied by the sum of (A) the Exchange Rate as of the date of such Event of Default (or, if such date is not a Trading Day, the Trading Day immediately succeeding such date) and (B) the number of Units of Reference Property by which such Exchange Rate would be increased pursuant to Section 14.03, as determined by the Calculation Agent pursuant to such provisions as if (x) the Effective Date were the date of such Event of Default and (y) the Stock Price were the average of the Value of a Unit of Reference Property over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of such Event of Default.

“Additional Units” shall have the meaning specified in Section 14.03(a).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. Notwithstanding anything to the contrary herein, the determination of whether one Person is an “Affiliate” of another Person for purposes of this Indenture shall be made based on the facts at the time such determination is made or required to be made, as the case may be, hereunder.

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“Aurora” means Aurora Innovation, Inc., a Delaware corporation.

“Aurora Common Stock” means the Class A common stock of Aurora, par value $0.00001 per share, at the date of this Indenture, subject to Section 14.07.

“Aurora Exempted Fundamental Change” shall have the meaning specified in Section 15.02(f).

“Aurora Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)            except in connection with transactions described in clause (b) below, a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than Aurora, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of Aurora and its Wholly Owned Subsidiaries, has become and files a Schedule TO (or any successor schedule, form or report) or any schedule, form or report under the Exchange Act that discloses that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Aurora Common Stock representing more than 50% of the outstanding shares of Aurora Common Stock, unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a public proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and is not also then reportable on Schedule 13D or Schedule 13G (or any successor schedule) under the Exchange Act regardless of whether such a filing has actually been made; provided that no “person” or “group” shall be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(b)            the consummation of (A) any recapitalization, reclassification or change of Aurora Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination) as a result of which Aurora Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of Aurora pursuant to which Aurora Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of Aurora and its Subsidiaries, taken as a whole, to any Person other than one or more of Aurora’s direct or indirect Wholly Owned Subsidiaries;

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(c)           the stockholders of Aurora approve any plan or proposal for the liquidation or dissolution of Aurora; or

(d)        Aurora Common Stock (or other Common Equity of Aurora or its successor underlying the Notes) ceases to be listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) and is not listed or quoted on one of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) within one Trading Day of such cessation;

provided, however, that a transaction or transactions described in clause (b) above shall not constitute an Aurora Fundamental Change, if at least 90% of the consideration received or to be received by the Guarantor in respect of the shares of Aurora Common Stock constituting Collateral, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become exchangeable into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, and any other Reference Property into which the Notes are exchangeable as a result of prior adjustments to the composition of a Unit of the Reference Property pursuant to Section 14.04 (in each case, subject to the provisions of Section 14.02(a)). If any Share Exchange Event in which Aurora Common Stock is replaced by the common stock or other Common Equity of another entity occurs, following completion of any related Fundamental Change Period, references to Aurora in this definition shall instead be references to such other entity.

“Bid Solicitation Agent” means the Company or the Person appointed by the Company to solicit bids for the Trading Price of the Notes in accordance with Section 14.01(b)(i). The Company shall initially act as the Bid Solicitation Agent.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Combination Event” shall have the meaning specified in Section 11.01.

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“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York or place of payment is authorized or required by law or executive order to close or be closed.

“Calculation Agent” means Conv-Ex Advisors Limited; provided that if at any time Conv-Ex Advisors Limited (or its successor or assign by merger, consolidation or sale of assets) ceases to act as the Calculation Agent, the Company shall be the successor Calculation Agent and shall thereafter act, at all times, as the Calculation Agent.

“Called Notes” means Notes called for Optional Redemption pursuant to Article 16 or subject to a Deemed Redemption.

“Capital Stock” means, (i) solely for purposes of the definition of “Voting Stock”, with respect to any Person, any and all shares of stock of a corporation, partnership interests or other equivalent interest (however designated, whether voting or non-voting) in such Person’s equity, entitling the holder to receive a share of the profits and losses, and a distribution of assets, after liabilities, of such Person and (ii) for all other purposes under this Indenture, with respect to any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to clause (ii) of this definition.

“Cash Settlement” shall have the meaning specified in Section 14.02(a).

“close of business” means 5:00 p.m. (New York City time).

“Collateral” shall have the meaning specified in the Collateral Agreement.

“Collateral Account” shall have the meaning specified in the Collateral Agreement.

“Collateral Agent” shall have the meaning specified in the Collateral Agreement.

“Collateral Agreement” means the collateral agreement, dated as of the date hereof, by and among the Guarantor, the Trustee, U.S. Bank Trust Company, National Association, as collateral agent, and U.S. Bank National Association, as securities intermediary, as amended or supplemented from time to time.

“Collateral Default” shall be deemed to have occurred if at any time, (i) the Collateral Agent does not have a perfected first-priority security interest (subject to Permitted Liens (as defined in the Collateral Agreement)) in the Collateral (other than as a result of an act or omission of the Collateral Agent) or (ii) the Collateral fails to consist of Units of Reference Property in an amount that is at least equal to the Collateral Percentage of the Maximum Number of Units of Reference Property; provided that following any adjustment to a Unit of Reference Property pursuant to Section 14.04 or Section 14.07 and prior to the date the Guarantor actually receives the securities, assets or property that constitute the proceeds of the relevant distribution, disposition or Share Exchange Event (or, if later, in the case of any non-transferable securities, assets or property described under Section 14.04(b)(ii), the tenth Business Day immediately after the Guarantor actually receives the relevant securities, assets or property), a Collateral Default pursuant to clause (ii) above shall not be deemed to have occurred solely as a result of such securities, assets or property (or, in the case of any non-transferrable securities, assets or property described under Section 14.04(b)(ii), the amount of cash representing the Fair Market Value thereof) not having been credited to a Collateral Account or otherwise delivered to the Collateral Agent.

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“Collateral Documents” shall have the meaning specified in the Collateral Agreement.

“Collateral Percentage” means (x) if a Unit of Reference Property is comprised solely of Aurora Common Stock, 100% and (y) in all other cases, 95%.

“Combination Settlement” shall have the meaning specified in Section 14.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company signed by any of its Officers and delivered to the Trustee.

“Corporate Event” shall have the meaning specified in Section 14.01(b)(iii).

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business related to this Indenture shall be administered, which office at the date hereof is located at U.S. Bank Trust Company, National Association, 1 Federal Street, Boston, MA 02110, Attention: I. Wegener (Uber Technologies, Inc.), or such other address in the continental United States as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

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“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Exchange Value” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, 2.5% of the product of (a) the Exchange Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the relevant Observation Period, shall consist of:

(a)            cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Exchange Value on such Trading Day; and

(b)            if the Daily Exchange Value on such Trading Day exceeds the Daily Measurement Value, a number of Units of Reference Property equal to (i) the difference between the Daily Exchange Value on such Trading Day and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, initially, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “AUR <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of Aurora Common Stock on such Trading Day determined, using a volume-weighted average method, by an Independent Advisor retained for this purpose by the Company); provided that following any adjustment to the composition of a Unit of Reference Property pursuant to Section 14.04, “Daily VWAP” will be adjusted by the Calculation Agent in good faith and in commercially reasonable manner to reflect (i) the volume-weighted average price of any other securities, assets or property, in addition to shares of Aurora Common Stock, included in a Unit of Reference Property and (ii) in the case of any adjustment made pursuant to Section 14.04(b)(iii), that a fraction of a share of Aurora Common Stock (rather than one whole share) is included in a Unit of Reference Property; provided, further, that for purposes of clause (i) above, (A) if such other securities, assets or property are neither cash nor publicly traded securities, the Fair Market Value of such other securities, assets or property, as determined by an Independent Advisor retained for this purpose by the Company, shall be used in such adjustment (in lieu of the volume-weighted average price) and (B) if such other assets or property are cash, the amount of such cash shall be used in such adjustment (in lieu of the volume-weighted average price); provided, further, that following a Share Exchange Event, “Daily VWAP” shall be determined in a manner as described under Section 14.07. The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

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“Debt Rating” means, as of the date of determination, with respect to any Rating Agency, the rating as determined by such Rating Agency of the Company’s non-credit enhanced, senior unsecured long-term debt.

“Deemed Redemption” shall have the meaning specified in Section 14.01(b)(v).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Default Settlement Method” means, initially, Physical Settlement.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Fundamental Change Repurchase Price, principal and Special Interest, if any) that are payable but are not punctually paid or duly provided for.

“De-Legending Deadline Date” means, with respect to any Notes issued pursuant to the Purchase Agreement (or any Notes issued in exchange therefor or in substitution thereof) or any additional Notes issued pursuant to Section 2.10 (or any Notes issued in exchange therefor or in substitution thereof), the 380th day after the last date of original issuance of such Notes or additional Notes, as applicable; provided, however, that if such 380th day is after a Special Interest Record Date and on or before the next Special Interest Payment Date, then the “De-Legending Deadline Date” for such Note will instead be the fifth Business Day immediately after such Special Interest Payment Date.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Designated Financial Institution” shall have the meaning specified in Section 14.12(a).

“Effective Date” means (a) as used in Section 14.04 and Section 14.05, the first date on which shares of Aurora Common Stock (or other relevant security) trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable (it being understood that, for the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of Aurora Common Stock (or other relevant security) under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose) and (b) for all other purposes, (i) in the case of an Uber Fundamental Change, the date on which such Uber Fundamental Change occurs or becomes effective, (ii) in the case of an Aurora Fundamental Change, the date on which such Aurora Fundamental Change occurs or becomes effective, (iii) in the case of a Share Ownership Event, the date such Share Ownership Event first occurs or (iv) in the case of a Notice of Redemption, the date on which the Company delivers the Notice of Redemption to the Holders.

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“Event of Default” shall have the meaning specified in Section 6.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Agent” shall have the meaning specified in Section 4.02.

“Exchange Date” shall have the meaning specified in Section 14.02(c).

“Exchange Obligation” shall have the meaning specified in Section 14.01(a).

“Exchange Price” means as of any time, $1,000, divided by the Exchange Rate as of such time.

“Exchange Rate” shall have the meaning specified in Section 14.01(a).

“Ex-Dividend Date” means the first date on which shares of Aurora Common Stock (or other relevant security) trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from Aurora (or the issuer of such other relevant security) or, if applicable, from the seller of Aurora Common Stock (or other relevant security) on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of Aurora Common Stock (or other relevant security) under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Fair Market Value” means, with respect to any security, asset or property on any date, (i) in the case of any publicly traded securities, the Last Reported Sale Price of such security on such date, (ii) in the case of any cash, the amount of such cash and (iii) in all other cases, the value of such securities, assets or property on such date as determined by an Independent Advisor selected by the Company for this purpose.

“Fitch” means Fitch, Inc. or any successor to the rating agency business thereof.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Fundamental Change Repurchase Notice” means the “Form of Fundamental Change Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

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“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Exchange” means the “Form of Notice of Exchange” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Freely Tradable” means, with respect to any share of Aurora Common Stock, that such share would be eligible to be offered, sold or otherwise transferred pursuant to Rule 144 or otherwise if held by a Person that is not an Affiliate of Aurora and that has not been an Affiliate of Aurora during the immediately preceding three months, without any requirements as to holding period, volume, manner of sale, availability of current public information with respect to the issuer or notice, registration or prospectus delivery under the Securities Act.

“Fundamental Change” means each of an Uber Fundamental Change, an Aurora Fundamental Change and a Share Ownership Event.

“Fundamental Change Company Notice” shall have the meaning specified in Section 15.02(c).

“Fundamental Change Period” shall have the meaning specified in Section 14.03(a)

“Fundamental Change Repurchase Date” shall have the meaning specified in Section 15.02(a).

“Fundamental Change Repurchase Notice” shall have the meaning specified in Section 15.02(b)(i).

“Fundamental Change Repurchase Price” shall have the meaning specified in Section 15.02(a).

The terms “given”, “mailed”, “notify” or “sent” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or applicable procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register (in the case of a Physical Note), in each case, in accordance with Section 17.03. Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Guarantee” means the guarantee, by the Guarantor, of the Company’s obligations under this Indenture and the Notes, pursuant to Article 13 of this Indenture.

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“Guaranteed Obligations” shall have the meaning specified in Section 13.01(a).

“Guarantor” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Independent Advisor” means an independent financial institution of international repute (which may be Conv-Ex Advisors Limited) or a nationally recognized independent investment banking firm.

“Initial Purchaser” means BofA Securities, Inc.

“Investment Grade Rating” means (i) with respect to Moody’s, a ratings equal to or higher than Baa3 (or the equivalent under a successor rating category of Moody’s), (ii) with respect to S&P, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of S&P), and (iii) with respect to Fitch, a rating equal to or higher than BBB- (or the equivalent under any successor rating category of Fitch).

“last date of original issuance” means (a) with respect to any Notes issued pursuant to the Purchase Agreement, and any Notes issued in exchange therefor or in substitution thereof, the date the Company first issues such Notes; and (b) with respect to any additional Notes issued pursuant to Section 2.10, and any Notes issued in exchange therefor or in substitution thereof, either (i) the later of (x) the date such Notes are originally issued and (y) the last date any Notes are originally issued as part of the same offering pursuant to the exercise of an option granted to the initial purchaser of such Notes to purchase additional Notes; or (ii) such other date as is specified in an Officer’s Certificate delivered to the Trustee before the original issuance of such Notes.

“Last Reported Sale Price” of Aurora Common Stock (or any other security for which a Last Reported Sale Price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which Aurora Common Stock (or such other security) is traded. If Aurora Common Stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for Aurora Common Stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If Aurora Common Stock (or such other security) is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for Aurora Common Stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

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“Market Disruption Event” means, for the purposes of determining amounts due upon exchange (a) a failure by the primary U.S. national or regional securities exchange or market on which Aurora Common Stock (or other relevant security) is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for Aurora Common Stock (or other relevant security) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in Aurora Common Stock (or other relevant security) or in any options contracts or futures contracts relating to Aurora Common Stock (or other relevant security).

“Maturity Date” means May 15, 2028.

“Maximum Number of Units of Reference Property” means, as of any date of determination, a number of Units of Reference Property equal to (x) the Exchange Rate on such date plus the maximum number of Units of Reference Property by which the Exchange Rate could then be increased pursuant to Section 14.03 multiplied by (y) the aggregate principal amount of Notes outstanding as of such date, divided by (z) $1,000.

“Measurement Period” shall have the meaning specified in Section 14.01(b)(i).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notice of Exchange” shall have the meaning specified in Section 14.02(b).

“Notice of Redemption” shall have the meaning specified in Section 16.02(a).

“Observation Period” with respect to any Note surrendered for exchange means: (i) subject to clause (ii), if the relevant Exchange Date occurs prior to February 15, 2028, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Exchange Date; (ii) with respect to any Called Notes, if the relevant Exchange Date occurs during the related Redemption Period, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding such Redemption Date; and (iii) subject to clause (ii), if the relevant Exchange Date occurs on or after February 15, 2028, the 40 consecutive Trading Days beginning on, and including, the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

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“Offering Memorandum” means the preliminary offering memorandum dated May 13, 2025, as supplemented by the related pricing term sheet dated May 13, 2025, relating to the offering and sale of the Notes.

“Officer” means, with respect to the Company, the Guarantor or any other Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or any assistant treasurer, the controller or any assistant controller or the Secretary or any assistant secretary, the most senior financial officer from time to time, or any equivalent, of the Company, the Guarantor or such other Person, as applicable; provided, in the case of any limited liability company, an Officer means any manager of such Person or any Officer of the sole or managing member of such Person.

“Officer’s Certificate,” when used with respect to the Company or the Guarantor, means a certificate that is delivered to the Trustee and that is signed by any Officer of the Company or the Guarantor, as applicable. Each such certificate shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section. The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer, any Vice President or the Treasurer of the Company.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel who is reasonably acceptable to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein, that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 17.05 if and to the extent required by the provisions of such Section 17.05.

“Optional Redemption” shall have the meaning specified in Section 16.01.

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“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)            Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)            Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)            Notes that have been paid pursuant to the second paragraph of Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)            Notes exchanged pursuant to Article 14 and required to be cancelled pursuant to Section 2.08; and

(e)            Notes redeemed pursuant to Article 16.

“Partial Redemption Limitation” shall have the meaning specified in Section 16.02(d).

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 14.02(a).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Purchase Agreement” means that certain Purchase Agreement, dated May 13, 2025, among the Company, the Guarantor and the Initial Purchaser.

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“Qualified Successor Entity” means, with respect to a Business Combination Event, a corporation; provided, however, that a limited liability company or limited partnership that is the resulting, surviving or transferee person of such Business Combination Event shall also constitute a Qualified Successor Entity with respect to such Business Combination Event, provided, further, that (1) if such limited liability company or limited partnership is not treated as a corporation or an entity disregarded as separate from a corporation, in each case for U.S. federal income tax purposes, (x) the Company has received an opinion of a nationally recognized tax counsel to the effect that such Business Combination Event shall not be treated as an exchange under Section 1001 of the U.S. Internal Revenue Code of 1986, as amended, for Holders or beneficial owners of the Notes and (y) such limited liability company or limited partnership is a direct or indirect Wholly Owned Subsidiary of a corporation duly organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; and (2) if such limited liability company or limited partnership is disregarded as separate from its owner for U.S. federal income tax purposes, its regarded owner for those purposes is an entity described in clause (1)(y).

“Rating Agency” means (i) Moody’s, S&P and/or Fitch, as applicable; and (ii) if any ceases to rate the 2030 Notes, 2034 Notes or the 2054 Notes or fails to make a rating of the 2030 Notes, 2034 Notes or the 2054 Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Company (as certified by a Board Resolution) as a replacement agency for Moody’s, S&P, or Fitch, as the case may be.

“Ratings Decline Period” means, with respect to any Uber Change of Control, the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of such Uber Change of Control or of the Company’s intention or a stockholder of the Company, as applicable, to effect such Uber Change of Control or (b) the occurrence of such Uber Change of Control and (ii) ends on the 60th calendar day following consummation of such Uber Change of Control; provided, however, that such period shall be extended as to any Ratings Agency if the Company’s debt rating, as noted by such Rating Agency, is, as of such 60th calendar day, under publicly announced consideration for downgrade by such Rating Agency.

“Redemption Date” shall have the meaning specified in Section 16.02(a).

“Redemption Period” shall have the meaning specified in Section 14.01(b)(v).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 16.01, 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Special Interest Record Date but on or prior to the immediately succeeding Special Interest Payment Date, in which case any interest accrued to the Special Interest Payment Date will be paid by the Company to Holders of record of such Notes as of the close of business on such Special Interest Record Date on, or at the Company’s election, before, such Special Interest Payment Date, and the Redemption Price will be equal to 100% of the principal amount of such Notes).

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“Reference Property” means, initially, Aurora Common Stock, subject to adjustment pursuant to Section 14.04 and Section 14.07.

“Reporting Event Default” shall have the meaning specified in Section 6.03.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of this Indenture.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“Restrictive Notes Legend” shall have the meaning specified in Section 2.05(c).

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“S&P” means S&P Global Ratings and any successor to its rating agency business.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which Aurora Common Stock (or other relevant security) is listed or admitted for trading. If Aurora Common Stock (or other relevant security) is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Intermediary” shall have the meaning specified in the Collateral Agreement.

“Settlement Amount” has the meaning specified in Section 14.02(a)(iv).

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“Settlement Method” means, with respect to any exchange of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 14.02(a)(iii).

“Share Delivery Conditions” means (i) any shares of Aurora Common Stock deliverable upon exchange of the Notes shall be delivered in book-entry format through the Depositary (without restrictive legends and with the same CUSIP number of Aurora Common Stock that is currently traded in the public market at such time) and (ii) such shares of Aurora Common Stock shall be, upon delivery to the exchanging Holder, Freely Tradable by such Holder (assuming such Holder is not an Affiliate of Aurora and has not been an Affiliate of Aurora at any time during the three months immediately preceding the delivery of such shares ).

“Share Exchange Event” shall have the meaning specified in Section 14.07(a).

“Share Exchange Event Reference Property” shall have the meaning specified in Section 14.07(a).

“Share Ownership Event” shall be deemed to have occurred at any time after the Notes are originally issued if the Company fails to comply with its obligations set forth in the first sentence of Section 4.10.

“Significant Subsidiary” means a Subsidiary of the Company that is a “significant subsidiary” as defined in Article 1, Rule 1-02(w)(1) of Regulation S-X promulgated by the Commission, as such Regulation is in effect on the date hereof (except, with respect to each test contained therein, substituting 20 percent instead of 10 percent as the applicable threshold).

“Special Interest” means all amounts, if any, payable pursuant to Section 4.06(e) and Section 6.03, as applicable.

“Special Interest Payment Date” means, if and to the extent that Special Interest is payable on the Notes, each May 15 and November 15 of each year, beginning on November 15, 2025.

“Special Interest Record Date,” with respect to any Special Interest Payment Date, means the May 1 or November 1 (whether or not such day is a Business Day) immediately preceding the applicable May 15 or November 15 Special Interest Payment Date, respectively.

“Specified Dollar Amount” means the maximum cash amount (excluding, for the avoidance of doubt, cash, if any, comprising all or any portion of a Unit of Reference Property) per $1,000 principal amount of Notes to be received upon exchange as specified in the Settlement Notice (or deemed specified as provided in Section 14.02(a)(iii)) related to any exchanged Notes.

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“Stock Price” means the average of the Value of a Unit of Reference Property over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the relevant Fundamental Change or the Notice of Redemption, as the case may be; provided that in the case of an Aurora Fundamental Change described in clause (b) of the definition thereof in which the Guarantor receives only cash in exchange for Aurora Common Stock constituting Collateral, the “Stock Price” for such Aurora Fundamental Change will be the cash amount paid per share (or the fraction thereof included in a Unit of Reference Property immediately prior to the Effective Date of such Aurora Fundamental Change) of Aurora Common Stock constituting Collateral plus, if applicable, the Fair Market Value of any securities, assets or property (other than Aurora Common Stock) included in a Unit of Reference Property immediately prior to the Effective Date of such Aurora Fundamental Change.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Successor Guarantor” shall have the meaning specified in Section 11.02(a).

“Third Party Exchange Consideration” shall have the meaning specified in Section 14.12(a).

“Third Party Exchange Election” shall have the meaning specified in Section 14.12(a).

“Trading Day” means, except for determining amounts due upon exchange, a day on which (i) trading in Aurora Common Stock (or other security for which a Last Reported Sale Price must be determined) generally occurs on the Nasdaq Global Select Market or, if Aurora Common Stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which Aurora Common Stock (or such other security) is then listed or, if Aurora Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which Aurora Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for Aurora Common Stock (or Last Reported Sale Price for such other security) is available on such securities exchange or market; provided that if Aurora Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided further that, for purposes of determining amounts due upon exchange only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in Aurora Common Stock (or other security for which a Daily VWAP must be determined) generally occurs on the Nasdaq Global Select Market or, if Aurora Common Stock (or such other security) is not then listed on the Nasdaq Global Select Market, on the principal other U.S. national or regional securities exchange on which Aurora Common Stock (or such other security) is then listed or, if Aurora Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which Aurora Common Stock (or such other security) is then listed or admitted for trading, except that if Aurora Common Stock (or such other security) is not so listed or admitted for trading, “Trading Day” means a Business Day.

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“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects for this purpose; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If, on any determination date, the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes on such determination date shall be deemed to be less than 98% of the product of the Value of a Unit of Reference Property and the Exchange Rate.

“transfer” shall have the meaning specified in Section 2.05(c).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uber Change of Control” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)            the Company becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) has become the “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the Company’s Voting Stock; provided, however, that for purposes of this clause (a) such “person” shall be deemed to have “beneficial ownership” of all shares that any such “person” has the right to acquire, whether such right is exercisable immediately or only after the passage of time, directly or indirectly; and provided, further, that a transaction shall not be deemed to be a Uber Change of Control under this clause (a) if (i) the Company becomes a direct or indirect Wholly Owned Subsidiary of another Person, and (ii)(x) the direct or indirect holders of the Voting Stock of such Person immediately following that transaction are substantially the same as the holders of the Company’s Voting Stock immediately prior to that transaction, or (y) immediately following that transaction no “person” (other than a Person satisfying the requirements of this sentence) is the “beneficial owner,” directly or indirectly, of more than 50% of the Voting Stock of such Person; or

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(b)           the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all assets of the Company and its Subsidiaries taken as a whole to, or merges or consolidates with, a Person (other than the Company or any of the Company’s Subsidiaries), other than any such merger or consolidation where the shares of the Company’s Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving Person or parent entity thereof immediately after giving effect to such transaction.

“Uber Fundamental Change” means the occurrence of an Uber Change of Control that is accompanied or followed by a downgrade of the Company’s Debt Ratings within the Ratings Decline Period for such Uber Change of Control by two of the three Ratings Agencies to a level that is lower than an Investment Grade Rating by such Rating Agencies; provided that an Uber Fundamental Change will not be deemed to have occurred in respect of a particular Uber Change of Control if one of the applicable Rating Agencies making the reduction in rating does not publicly announce or confirm or inform the Company in writing at the Company’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Uber Change of Control.

“Unit of Reference Property” means, initially, a share of Aurora Common Stock, subject to adjustment pursuant to Section 14.04 and Section 14.07.

“Value of a Unit of Reference Property” means, initially, on any date, the Last Reported Sale Price of Aurora Common Stock on such date; provided that following any adjustment to the composition of a Unit of Reference Property pursuant to Section 14.04 or Section 14.07, the “Value of a Unit of Reference of Property” on any date will be the aggregate sum of the Fair Market Value of the securities, assets and property included in a Unit of Reference Property on such date, as calculated by the Calculation Agent.

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“Voting Stock” means, with respect to any Person, all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such person to the extent required to satisfy local minority interest requirements outside of the United States.

Section 1.02.      References to Interest. Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to refer solely to Special Interest (if, in such context, Special Interest is, was or would be payable pursuant to any of Section 4.06(e) and Section 6.03) and/or to any interest payable on any Defaulted Amounts as set forth in Section 2.03(c).

Article 2
Issue, Description, Execution, Registration and Exchange of Notes

Section 2.01.          Designation and Amount. The Notes shall be designated as the “0% Exchangeable Senior Notes due 2028.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $1,150,000,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02.          Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture. To the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the case of any conflict between this Indenture and a Note or this Indenture and any of the Collateral Documents, the provisions of this Indenture shall control and govern to the extent of such conflict.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

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Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, exchanges for cash and/or Units of Reference Property, transfers or exchanges for other Notes permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture. Payment of principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03.          Date and Denomination of Notes; No Regular Interest; Special Interest and Defaulted Amounts. (a) The Notes shall be issuable in registered form without coupons in minimum denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall not bear regular interest, and the principal amount of the Notes shall not accrete. Special Interest on the Notes, if any, shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)           The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Special Interest Record Date with respect to any Special Interest Payment Date shall be entitled to receive any Special Interest payable on such Special Interest Payment Date. The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the continental United States of America, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Company shall pay, or cause the Paying Agent to pay, any Special Interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon written application by such a Holder to the Note Registrar not later than the relevant Special Interest Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided the Company, the Trustee or the Paying Agent (if other than the Trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

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(c)           Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date and shall not accrue interest unless Special Interest was payable pursuant to this Indenture on the relevant payment date, in which case such Defaulted Amounts shall accrue interest per annum at the then-applicable Special Interest rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with any such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)            The Company may elect to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date). The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, at the Company’s request, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be delivered to each Holder not less than 10 days prior to such special record date. Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so delivered, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

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(ii)            The Company may make payment of any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

(iii)           The Trustee and the Paying Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine the Defaulted Amounts, or with respect to the nature, extent, or calculation of the amount of Defaulted Amounts owed, or with respect to the method employed in such calculation of the Defaulted Amounts.

Section 2.04.          Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual, facsimile or electronic signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary, Deputy Secretary or Controller.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder; provided that, subject to Section 17.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel of the Company with respect to the issuance, authentication and delivery of such Notes.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the Form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 17.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

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Section 2.05.         Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)           The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange for other Notes, repurchase or exchange for cash and/or Units of Reference Property shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange for other Notes or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange for other Notes or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange for other Notes or registration of transfer.

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None of the Company, the Trustee, the Paying Agent, the Exchange Agent, the Note Registrar or any co-Note Registrar shall be required to exchange for other Notes or register a transfer of (i) any Notes surrendered for exchange for cash and/or Units of Reference Property or, if a portion of any Note is surrendered for exchange for cash and/or Units of Reference Property, such portion thereof surrendered for exchange for cash and/or Units of Reference Property, (ii) any Notes, or a portion of any Note, surrendered for required repurchase upon a Fundamental Change (and not withdrawn) in accordance with Article 15 or (iii) any Notes selected for Optional Redemption in accordance with Article 16, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange for other Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange for other Notes.

(b)           So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the applicable procedures of the Depositary therefor.

(c)            Every Note that bears or is required under this Section 2.05(c) to bear the Restrictive Notes Legend (the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including the Restrictive Notes Legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 2.05(c), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the last date of original issuance of the Notes, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Aurora Common Stock) shall bear a legend in substantially the following form (the “Restrictive Notes Legend”) (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

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THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)            REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)            AGREES FOR THE BENEFIT OF UBER TECHNOLOGIES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)          TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)           PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)          TO A PERSON IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

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Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms or (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the Restrictive Notes Legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number. The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) or (ii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the Restrictive Notes Legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number. In addition, the Company may effect the removal of the Restrictive Notes Legend upon the Company’s delivery to the Trustee of an Officer’s Certificate to such effect, whereupon the Restrictive Notes Legend set forth above and affixed on any Note shall be deemed, in accordance with the terms of the certificate representing such Note, to be removed therefrom without further action by the Company, the Trustee, the Holder(s) thereof or any other Person; at such time, such Note shall be deemed to be assigned an unrestricted CUSIP number as provided in the certificate representing such Note, it being understood, including for purposes of Section 4.06(e), that the Depositary of any Global Note may require a mandatory exchange or other process to cause such Global Note to be identified by an unrestricted CUSIP number in the facilities of such Depositary. The Company shall promptly notify the Trustee in writing upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes has become or been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

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If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor Depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor Depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and, subject to the Depositary’s applicable procedures, a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee in writing. Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been exchanged for cash and/or Units of Reference Property, canceled, repurchased upon a Fundamental Change, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, exchanged for cash and/or Units of Reference Property, canceled, repurchased upon a Fundamental Change, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee, the Paying Agent, the Collateral Agent, the Exchange Agent, the Note Registrar, the Calculation Agent or any agent of the Company or the Trustee shall have any responsibility or liability for any act or omission of the Depositary or for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to those interests.

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(d)           The Trustee, the Paying Agent, the Collateral Agent, the Exchange Agent and the Note Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(e)           Any Note that is repurchased or owned by the Company or any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months immediately preceding) may not be resold by the Company or such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note no longer being a “restricted security” (as defined under Rule 144).

Section 2.06.          Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require. No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen. In case any Note that has matured or is about to mature or has been surrendered for required repurchase upon a Fundamental Change or is about to be exchanged in accordance with Article 14 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or exchange or authorize the exchange of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or exchange shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, claim, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Exchange Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

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Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, exchange or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, exchange or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07.         Temporary Notes. Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes. Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08.          Cancellation of Notes Paid, Exchanged, Etc. The Company shall cause all Notes surrendered for the purpose of payment at maturity, repurchase upon a Fundamental Change, redemption, registration of transfer or exchange for other Notes or exchange for cash and/or Units of Reference Property (other than any Notes exchanged pursuant to Section 14.12), if surrendered to the Company or any of its agents or Subsidiaries, to be surrendered to the Trustee for cancellation. All Notes delivered to the Trustee shall be canceled promptly by it in accordance with its customary procedures. Except for any Notes surrendered for registration of transfer or exchange for other Notes, or as otherwise expressly permitted by any of the provisions of this Indenture, no Notes shall be authenticated in exchange for any Notes surrendered to the Trustee for cancellation. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver evidence of such disposition to the Company, at the Company’s written request in a Company Order.

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Section 2.09.          CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided that the Trustee shall have no liability for any defect in the “CUSIP” numbers as they appear on any Note, notice or elsewhere, and, provided, further, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10.         Additional Notes; Repurchases. The Company may, without the consent of, or notice to, the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue date, the issue price, interest, if any, accrued prior to the issue date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes) in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 17.05, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without the consent of or notice to the Holders of the Notes. The Company may, at its option and to the extent permitted by applicable law, reissue, resell or surrender to the Trustee for cancellation any Notes that it may repurchase so long as, in the case of a reissuance or resale, such Notes do not constitute “restricted securities” (as defined under Rule 144) upon such reissuance or resale; provided that if any such reissued or resold Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax or securities law purposes, such reissued or resold Notes shall have one or more separate CUSIP numbers. Any Notes that the Company may repurchase shall be considered outstanding for all purposes under this Indenture (other than, at any time when such Notes are owned by the Company, by any of the Company’s Subsidiaries or Affiliates or by any Subsidiary of any of the Company’s Affiliates, as set forth in Section 8.04) unless and until such time as the Company surrenders them to the Trustee for cancellation and, upon receipt of a Company Order, the Trustee shall cancel all Notes so surrendered.

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Article 3
Satisfaction and Discharge

Section 3.01.          Satisfaction and Discharge. (a) This Indenture and the Notes shall cease to be of further effect when (i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced, paid or exchanged as provided in Section 2.06 and (y) Notes for whose payment money has heretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d)) have been delivered to the Trustee for cancellation; or (ii) the Company has irrevocably deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Fundamental Change Repurchase Date, upon exchange or otherwise, cash or cash and/or Units of Reference Property (inclusive of any cash and/or Units of Reference Property in the Collateral Account at such time), solely to satisfy the Company’s Exchange Obligation, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture or the Notes by the Company; and (b) the Trustee upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and the Notes, when the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture and the Notes have been complied with. Notwithstanding the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee, the obligations of the Company to the Trustee under Section 7.06 shall survive.

Article 4
Particular Covenants of the Company

Section 4.01.         Payment of Principal and Special Interest. The Company covenants and agrees that it will cause to be paid the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Any applicable withholding taxes (including backup withholding) may be withheld from payments of interest, if any, and payments upon exchange, redemption, repurchase or maturity of the Notes, or if any withholding taxes (including backup withholding) are paid on behalf of a Holder or beneficial owner, those withholding taxes may be withheld from or set off against payments of cash or Reference Property, if any, payable on the Notes (or, in some circumstances, any payments on the Reference Property) or sales proceeds received by, or other funds or assets of, the Holder or beneficial owner.

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Section 4.02.         Maintenance of Office or Agency. The Company will maintain in the continental United States of America an office or agency where the Notes may be surrendered for registration of transfer or exchange for other Notes or for presentation for payment or repurchase (“Paying Agent”) or for exchange for cash and/or Units of Reference Property (“Exchange Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the continental United States of America for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Exchange Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Exchange Agent and the Corporate Trust Office as the office or agency in the continental United States of America where Notes may be surrendered for registration of transfer or exchange for other Notes or for presentation for payment or repurchase or for exchange for cash and/or Units of Reference Property and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served; provided that the Corporate Trust Office shall not be a place for service of legal process for the Company.

Section 4.03.         Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04.         Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)             that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Notes in trust for the benefit of the Holders;

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(ii)            that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and any accrued and unpaid Special Interest on, the Notes when the same shall be due and payable; and

(iii)            that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or any accrued and unpaid interest, if any, on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) or such accrued and unpaid interest, if any, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, and accrued and unpaid interest, if any, on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) and any such accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, or accrued and unpaid interest, if any, on, the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

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(d)           Subject to applicable escheatment laws, any money and Units of Reference Property deposited with the Trustee, the Collateral Agent or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, any accrued and unpaid interest on and the consideration due upon exchange of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), any interest or consideration due upon exchange has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and Units of Reference Property, and all liability of the Company as trustee thereof, shall thereupon cease.

(e)           Upon any Event of Default pursuant to Section 6.01(g) or (h), the Trustee shall automatically be Paying Agent for the Notes.

Section 4.05.          Existence. Subject to Article 11, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

Section 4.06.         Rule 144A Information Requirement and Annual Reports. (a) At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request from any of the following, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A. At any time the Guarantor is not subject to Section 13 or 15(d) of the Exchange Act, the Guarantor shall, so long as any of the Notes shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and shall, upon written request from any of the following, provide to any Holder, beneficial owner or prospective purchaser of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes pursuant to Rule 144A.

(b)           The Company shall file with the Trustee, within 15 days after the same are required to be filed with the Commission, copies of any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission, and giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor thereto)). Any such document or report that the Company files with the Commission via the Commission’s EDGAR system (or any successor system) shall be deemed to be filed with the Trustee for purposes of this Section 4.06(b) at the time such documents or reports are filed via the EDGAR system (or such successor), it being understood that the Trustee shall not be responsible for determining whether such filings have been made.

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(c)           Delivery of the reports, information and documents described in subsection (b) above to the Trustee is for informational purposes only, and the information and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein, or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to conclusively rely on an Officer’s Certificate).

(d)           [Reserved].

(e)            If, and for so long as, the Restrictive Notes Legend on the Notes specified in Section 2.05(c) has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes) as of the De-Legending Deadline Date, the Company shall pay Special Interest on the Notes at a rate equal to 0.50% per annum of the principal amount of Notes outstanding until the Restrictive Notes Legend on the Notes has been removed in accordance with Section 2.05(c), the Notes are assigned an unrestricted CUSIP number and the Notes are freely tradable pursuant to Rule 144 by Holders other than the Company’s or the Guarantor’s Affiliates (or Holders that were the Company’s or the Guarantor’s Affiliates at any time during the three months immediately preceding) without restrictions pursuant to U.S. securities laws or the terms of this Indenture or the Notes; provided, however, that no Special Interest shall accrue or be owed pursuant to this Section 4.06(e) until the fifteenth Business Day following written notification to the Company by the Trustee (at the written direction of any Holder) or any Holder or beneficial owner of the Notes requesting that the Company comply with its obligations described in this Section 4.06(e) (which notice may be given at any time after the 330th day after the last date of original issuance of the Notes), it being understood and agreed that in no event shall Special Interest accrue or be owed pursuant to this Section 4.06(e) for any period prior to the De-Legending Deadline Date.

(f)            Special Interest will be payable in arrears on each Special Interest Payment Date following accrual as set forth in Section 2.03(b).

(g)           The Special Interest that is payable in accordance with Section 4.06(e) shall be in addition to, and not in lieu of, any Special Interest that may be payable as a result of the Company’s election pursuant to Section 6.03.

(h)           If Special Interest is payable by the Company pursuant to Section 4.06(e), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Special Interest that is payable and (ii) the date on which such Special Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such Officer’s Certificate, the Trustee may conclusively assume without inquiry that no such Special Interest is payable. If the Company has paid Special Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

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Section 4.07.          Stay, Extension and Usury Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company or the Guarantor from paying all or any portion of the principal of or any interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08.         Compliance Certificate; Statements as to Defaults. The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on December 31, 2025) an Officer’s Certificate stating whether the signers thereof have knowledge of any Event of Default that occurred during the previous year and, if so, specifying each such Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, within 30 days after the Company obtains knowledge of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such notice if such Event of Default or Default has been cured or is no longer continuing.

Section 4.09.          Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10.          Share Ownership Limitations. The Company shall not, and shall cause its Subsidiaries not to, purchase, acquire (other than (x) the issuance of shares of Aurora Common Stock as a dividend or distribution by Aurora on shares of Aurora Common Stock, or a share split of Aurora Common Stock by Aurora, (y) pursuant to any “poison pill” or shareholder rights plan effected by Aurora or (z) purchases of Aurora Common Stock following the Exchange Date for any Note solely to deliver such Aurora Common Stock upon settlement of such exchange) or otherwise take action to obtain control or power to vote, voting securities of Aurora, if, following such purchase, acquisition or action to obtain control or power to vote, the Company would directly or indirectly own, control, or hold power to vote 20% or more of the total outstanding voting securities of Aurora. The Company’s failure to comply with the foregoing obligation shall not give rise to an Event of Default or a right to accelerate the Notes; provided, however, that for the avoidance of doubt, a Holder may institute suit for any damages incurred as a result of the Company’s failure to comply with the foregoing obligation.

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Section 4.11.          Delivery of Freely Tradable DTC Shares. The Company covenants that any shares of Aurora Common Stock delivered upon exchange of the Notes shall be delivered in book-entry format through the Depositary (for the avoidance of doubt, without restrictive legends and with the same CUSIP number of the Aurora Common Stock that is currently traded in the public market at such time) and that such shares of Aurora Common Stock shall be, upon delivery to the exchanging Holder, Freely Tradable by such Holders (assuming such Holder is not an Affiliate of Aurora and has not been an Affiliate of Aurora at any time during the three months immediately preceding such exchange).

Article 5
Lists of Holders and Reports by the Company and the Trustee

Section 5.01.          Lists of Holders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 1 and November 1 in each year beginning with November 1, 2025, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02.          Preservation and Disclosure of Lists. The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

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Article 6
Defaults and Remedies

Section 6.01.          Events of Default. Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)           default in any payment of Special Interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)           default in the payment of principal of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)           failure by the Company to comply with its obligation to exchange the Notes in accordance with this Indenture upon exercise of a Holder’s exchange right (including the Company’s obligations set forth in Section 4.11) and such failure continues for five Business Days;

(d)           failure by the Company to give (i) a Fundamental Change Company Notice in accordance with Section 15.02(c), (ii) notice of a Fundamental Change in accordance with Section 14.03(b), or (iii) notice of a specified corporate transaction or event in accordance with Section 14.01(b)(ii) or 14.01(b)(iii), in each case when due and such failure continues for five Business Days;

(e)           failure by the Company or the Guarantor to comply with its respective obligations under Article 11;

(f)            failure by the Company or the Guarantor for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes (with a copy to the Trustee) then outstanding has been received by the Company or the Guarantor, as the case may be, to comply with any of the Company’s or the Guarantor’s other agreements contained in the Notes or this Indenture (other than the agreements set forth under Section 4.10 of this Indenture);

(g)           the Company, the Guarantor or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(h)           an involuntary case or other proceeding shall be commenced against the Company, the Guarantor or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company, the Guarantor or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company, the Guarantor or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 consecutive days;

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(i)            the occurrence of any Collateral Default and such Collateral Default continues for a period of 30 days; or

(j)            the Guarantee shall cease to be in full force and effect (except as contemplated by the terms of this Indenture), or the Guarantor shall deny or disaffirm in writing its obligations under the Guarantee, other than by reason of the release of such Guarantee in accordance with the terms of this Indenture.

Section 6.02.          Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing, then, and in each and every such case (other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company or the Guarantor), unless the principal of, and accrued and unpaid Special Interest, if any, on, all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on, all the outstanding Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding. If an Event of Default specified in Section 6.01(g) or Section 6.01(h) with respect to the Company or the Guarantor occurs, the Accelerated Exchange Amount with respect to all outstanding Notes shall automatically become and shall automatically be immediately due and payable.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.

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For the avoidance of doubt, and without limiting the manner in which any Default or Event of Default can be cured, (i) a failure by the Company to send a notice in accordance with this Indenture, and any related Default or Event of Default shall be deemed cured and shall cease to continue upon delivery of such notice; (ii) if the Company fails to make any payment of principal or Special Interest, if any, when due, such Default or Event of Default shall be deemed cured and shall cease to continue upon the making of such payment, together with any accrued interest thereon; (iii) any Event of Default arising as a result of a Collateral Default shall be deemed cured and shall cease to continue upon the cure of such Collateral Default; and (iv) a Reporting Event of Default shall be deemed cured and shall cease to continue at such time as the Company files with the Trustee the applicable report or reports that gave rise to such Reporting Event of Default (it being understood that any report that the Company files with the Commission through the EDGAR system (or any successor thereto) shall be deemed to be filed with the Trustee at the time such report is so filed via the EDGAR system (or such successor)); provided that (x) the cure of any Event of Default shall not invalidate any acceleration of the Notes on account of such Event of Default that was properly effected prior to such time as such Event of Default was cured and (y) the cure of any Reporting Event of Default shall not affect the Company’s obligation to pay any Special Interest that accrues prior to the time of such cure. For the avoidance of doubt, nothing in the immediately preceding sentence shall constitute a waiver of or in any way limit any Holder’s right to institute suit for any damages incurred as a result of the Company’s breach of any covenant under this Indenture even if such breach is subsequently cured.

In addition, for the avoidance of doubt, if a Default that is not an Event of Default is cured or waived before such Default would have constituted an Event of Default, then no Event of Default shall result from such Default.

For the avoidance of doubt, the Collateral Agent shall have no obligation to create or maintain the perfection of the security interest in the Collateral (which obligation shall be the Company’s and the Guarantor’s) and the Collateral Agent shall have no liability with respect to the Collateral other than as a result of its own gross negligence or willful misconduct, as determined by a final order of a court of competent jurisdiction.

Section 6.03.          Special Interest. Notwithstanding anything in this Indenture or in the Notes to the contrary, to the extent the Company elects, the sole remedy for an Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) (such Event of Default a “Reporting Event Default”) shall, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive Special Interest on the Notes at a rate equal to (x) 0.25% per annum of the principal amount of the Notes outstanding for each day that such Event of Default is continuing during the first 180 days after the occurrence of such Event of Default and (y) 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such Event of Default, as long as such Event of Default is continuing. Special Interest payable pursuant to this Section 6.03 shall be in addition to, not in lieu of, any Special Interest payable pursuant to Section 4.06(e).

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If the Company so elects, such Special Interest shall be payable as set forth in Section 2.03(b). On the 366th day after such Event of Default (if the Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) is not cured or waived prior to such 366th day), the Notes shall be immediately subject to acceleration as provided in Section 6.02. The provisions of this paragraph will not affect the rights of Holders in the event of the occurrence of any Event of Default other than the Company’s failure to comply with its obligations as set forth in Section 4.06(b). In the event the Company does not elect to pay Special Interest following an Event of Default in accordance with this Section 6.03 or the Company elected to make such payment but does not pay the Special Interest when due, the Notes shall be immediately subject to acceleration as provided in Section 6.02 as a result of the Event of Default pursuant to Section 6.01(f) if such Event of Default is then continuing.

In order to elect to pay Special Interest as the sole remedy during the first 365 days after the occurrence of any Event of Default relating to the Company’s failure to comply with its obligations as set forth in Section 4.06(b) in accordance with the two immediately preceding paragraphs, the Company must notify all Holders of the Notes, the Trustee and the Paying Agent (if other than the Trustee) in writing of such election prior to the beginning of such 365-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided in Section 6.02.

Any Special Interest shall be calculated by the Company. The Trustee, the Paying Agent (if other than the Trustee), the Exchange Agent (if other than the Trustee) and the Collateral Agent shall each be entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.

Section 6.04.          Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred and be continuing, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any (with no interest accruing on any overdue principal or Special Interest unless Special Interest was payable pursuant to this Indenture on the required payment date, in which case such overdue amounts shall accrue interest per annum at the then-applicable Special Interest rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such required payment date) and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

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In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees and expenses, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

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In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes party to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05.         Application of Monies Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article 6 with respect to the Notes or the Guarantee shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee in all of its capacities under this Indenture and to the Collateral Agent under the Collateral Agreement;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest, if any, on, and any cash due upon exchange of, the Notes in default in the order of the date due of the payments of such interest and cash due upon exchange, as the case may be, with interest (to the extent that such interest is payable on such Notes and has been collected by the Trustee) upon such overdue payments at the rate of Special Interest then payable on such Notes, if any, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid, to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) then owing and unpaid upon the Notes for principal and interest, if any, with interest (to the extent any Special Interest is then payable on the Notes) on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate of Special Interest borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price and any cash due upon exchange) and any accrued and unpaid interest; and

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Fourth, to the payment of the remainder, if any, to the Company.

Section 6.06.         Proceedings by Holders. Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Fundamental Change Repurchase Price) or interest, if any, when due, or the right to receive payment or delivery of the consideration due upon exchange, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture or the Notes to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)           such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)           Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)           such Holders shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, claim, liability or expense to be incurred therein or thereby;

(d)           the Trustee for 60 days after its receipt of such notice, request and offer (or provision) of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)           no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holder), or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein). For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

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Notwithstanding any other provision of this Indenture and any provision of any Note, each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

Section 6.07.          Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08.          Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

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Section 6.09.          Direction of Proceedings and Waiver of Defaults by Majority of Holders. The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee and that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall not have an affirmative duty to ascertain whether or not any such direction is unduly prejudicial to any other Holder) or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences (including, for the avoidance of doubt, any acceleration as a result of such Default or Event of Default) except any continuing defaults relating to (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon exchange of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected. Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10.          Notice of Defaults. The Trustee shall, within 90 days after a Responsible Officer obtains actual knowledge of the occurrence of a Default that is then continuing, deliver to all Holders notice of all Defaults actually known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable), or accrued and unpaid Special Interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon exchange, the Trustee shall be protected in withholding such notice if and so long as it determines that the withholding of such notice is in the interests of the Holders.

Section 6.11.         Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Fundamental Change Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to exchange any Note, or receive the consideration due upon exchange, in accordance with the provisions of Article 14.

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Article 7
Concerning the Trustee

Section 7.01.          Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered, and if requested, provided, to the Trustee indemnity or security satisfactory to it against any loss, claim, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)           prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)            the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)            in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may, as to the truth of the statements and the correctness of the opinions expressed therein, conclusively rely upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

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(b)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)           the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of (i) at least 25%, in the case of Section 6.01(f), the first paragraph of Section 6.02 and Section 6.06(b), or (ii) not less than a majority, in each case, of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)           whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)           the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or the Guarantor or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)            if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)           the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(h)           in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses, fees, taxes or other charges incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company; and

(i)             in the event that the Trustee is also acting as Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent hereunder, the rights and protections afforded to the Trustee pursuant to this Article 7 shall also be afforded to such Custodian, Note Registrar, Paying Agent, Exchange Agent, Bid Solicitation Agent or transfer agent.

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None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers. Prior to taking any action under this Indenture, the Trustee shall receive indemnification or security satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

Section 7.02.          Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 7.01:

(a)           the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company or the Guarantor;

(c)           whenever in the administration of this Indenture, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on its part, conclusively rely upon an Officer’s Certificate;

(d)           the Trustee may consult with counsel of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(e)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and the Guarantor, personally or by agent or attorney at the expense of the Company and the Guarantor and shall incur no liability of any kind by reason of such inquiry or investigation;

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(f)            the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g)           the permissive rights of the Trustee enumerated herein shall not be construed as duties;

(h)           the Trustee may request that the Company and/or the Guarantor deliver an Officer’s Certificate setting forth the names of the individuals and/or titles of officers authorized at such times to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded; and

(i)             neither the Trustee nor any of its directors, officers, employees, agents, or affiliates shall be responsible for nor have any duty to monitor the performance or any action of the Company, the Guarantor, or any of their respective directors, members, officers, agents, affiliates, or employees, nor shall they have any liability in connection with the malfeasance or nonfeasance by such parties. The Trustee shall not be responsible for any inaccuracy in the information obtained from the Company or the Guarantor or for any inaccuracy or omission in the records which may result from such information or any failure by the Trustee to perform its duties or set forth herein as a result of any inaccuracy or incompleteness.

In no event shall the Trustee be liable for any special, indirect, punitive, or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action. The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been received by a Responsible Officer of the Trustee from the Company or from any Holder.

Section 7.03.         No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company or the Guarantor of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

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Section 7.04.         Trustee, Paying Agents, Exchange Agents, Bid Solicitation Agent or Note Registrar May Own Notes. The Trustee, any Paying Agent, any Exchange Agent, Bid Solicitation Agent (if other than the Company or any Affiliate thereof) or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Exchange Agent, Bid Solicitation Agent or Note Registrar.

Section 7.05.         Monies and Units of Reference Property to Be Held in Trust. All monies and Units of Reference Property received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money and Units of Reference Property held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money or Units of Reference Property received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06.         Compensation and Expenses of Trustee. Each of the Company and the Guarantor covenants and agrees to pay to the Trustee from time to time and the Trustee shall receive such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as previously and mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct, as finally adjudicated by a court of competent jurisdiction. Each of the Company and the Guarantor also covenants to indemnify the Trustee or any predecessor Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct as finally adjudicated by a court of competent jurisdiction on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder and the enforcement of this Indenture (including this Section 7.06), including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company and the Guarantor under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes, and, for the avoidance of doubt, such lien shall not be extended in a manner that would conflict with the Company’s obligations to its other creditors. The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company or the Guarantor. The obligation of the Company and the Guarantor under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal of the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

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Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(g) or Section 6.01(h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07.          Officer’s Certificate as Evidence. Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence or willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08.          Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign promptly in the manner and with the effect hereinafter specified in this Article.

Section 7.09.         Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and by delivering notice thereof to the Holders. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 45 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, upon ten Business Days’ notice to the Company and the Holders, petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

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(b)           In case at any time any of the following shall occur:

(i)            the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)            the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)           The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in Section 7.09(a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

Section 7.10.         Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

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No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall deliver or cause to be delivered notice of the succession of such trustee hereunder to the Holders. If the Company fails to deliver such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be delivered at the expense of the Company.

Section 7.11.          Succession by Merger, Etc. Any organization or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any organization or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such organization or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

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Section 7.12.         Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company or the Guarantor (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable to the Company or the Guarantor for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any Officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such Officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Article 8
Concerning the Holders

Section 8.01.          Action by Holders. Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders. Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action. The record date, if one is selected, shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02.          Proof of Execution by Holders. Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument or writing by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee . The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar. The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

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Section 8.03.          Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent, the Collateral Agent, any Exchange Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal (including any Redemption Price and any Fundamental Change Repurchase Price) of and (subject to Section 2.03) accrued and unpaid interest, if any, on such Note, for exchange of such Note for cash and/or Units of Reference Property and for all other purposes under this Indenture; and none of the Company, the Trustee, any Paying Agent, the Collateral Agent, any Exchange Agent or any Note Registrar shall be affected or incur any liability by any notice to the contrary. The sole registered holder of a Global Note shall be the Depositary or its nominee. All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or Units of Reference Property so paid or delivered, effectual to satisfy and discharge the liability for monies payable or Units of Reference Property deliverable upon any such Note. Notwithstanding anything to the contrary in this Indenture or the Notes, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person (x) such holder’s right to exchange a Note in which it holds such beneficial interest on account of a Deemed Redemption pursuant to Section 14.01(b)(v), and (y) such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture if an Event of Default has occurred and is occurring.

Section 8.04.          Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company, by the Calculation Agent, by any of the Company’s Subsidiaries or Affiliates or by any Subsidiary of any of the Company’s Affiliate shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Calculation Agent, the Company, a Subsidiary thereof or an Affiliate of the Company or a Subsidiary thereof. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

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Section 8.05.          Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

Article 9
Holders’ Meetings

Section 9.01.          Purpose of Meetings. A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)           to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)           to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)           to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)           to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02.          Call of Meetings by Trustee. The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine. Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be delivered to Holders of such Notes. Such notice shall also be delivered to the Company. Such notices shall be delivered not less than 20 nor more than 90 days prior to the date fixed for the meeting.

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Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03.          Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have delivered the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by delivering notice thereof as provided in Section 9.02.

Section 9.04.          Qualifications for Voting. To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05.          Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the outstanding Notes represented at the meeting and entitled to vote at the meeting.

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Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06.          Voting. The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was delivered as provided in Section 9.02. The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07.          No Delay of Rights by Meeting. Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

Article 10
Amendments; Supplemental Indentures

Section 10.01.       Amendments, Supplemental Indentures Without Consent of Holders. The Company, the Guarantor and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto, and the Company, the Guarantor, the Trustee and the Collateral Agent, at the Company’s expense, may from time to time and at any time enter into amendments or supplements to any Collateral Document, in each case, for one or more of the following purposes:

(a)           to cure any ambiguity, omission, defect or inconsistency;

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(b)           to provide for the assumption by a Successor Company of the Company’s obligations under this Indenture and the Notes, or to provide for the assumption by a Successor Guarantor of the Guarantor’s obligations under this Indenture, the Notes and the Collateral Agreement, in each case, pursuant to Article 11;

(c)           to add additional guarantees with respect to the Notes;

(d)           to grant any additional liens to secure the Notes or the Guarantee or enter into additional or supplemental Collateral Documents for the benefit of Holders, or to confirm and evidence the release, termination or discharge of any lien securing the Notes when such release, termination or discharge is permitted by this Indenture and the Collateral Documents;

(e)           to add to the Company’s or the Guarantor’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred upon the Company or the Guarantor;

(f)            to make any change that does not adversely affect the rights of any Holder in any material respect, as certified by the Company in an Officer’s Certificate;

(g)           in connection with any Share Exchange Event, to provide that a Unit of Reference Property shall include the Share Exchange Event Reference Property, subject to the provisions of Section 14.02, and make such related changes to the terms of the Notes to the extent expressly required by Section 14.07;

(h)           to conform the provisions of this Indenture, the Notes or the Collateral Documents to the “Description of Notes” section of the Offering Memorandum as evidenced in an Officer’s Certificate;

(i)             to comply with the rules of any applicable Depositary, including The Depository Trust Company, so long as such amendment does not adversely affect the rights of any Holder in any material respect as determined by the Company in good faith;

(j)             to appoint a successor trustee, successor collateral agent or successor calculation agent with respect to the Notes, the Indenture, or the Collateral Documents;

(k)            to increase the Exchange Rate as provided in this Indenture;

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(l)             to provide for the acceptance of appointment by a successor Trustee, Note Registrar, Paying Agent, Bid Solicitation Agent or Exchange Agent to facilitate the administration of the trusts under this Indenture by more than one trustee; or

(m)           to eliminate the Guarantee in accordance with, and to the extent permitted by, the provisions of this Indenture.

Upon the written request of the Company, the Trustee and the Collateral Agent (with respect to any Collateral Documents) are hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture or amendment to any Collateral Document, as applicable, and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent shall not be obligated to, but may in their discretion, enter into any supplemental indenture or amendment to any Collateral Document, as applicable, that affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture or any Collateral Document or otherwise.

Any supplemental indenture or amendment to the Collateral Documents authorized by the provisions of this Section 10.01 may be executed by the Company, the Guarantor, the Trustee and the Collateral Agent (with respect to any Collateral Document) without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

After any supplemental indenture or amendment to the Collateral Documents under this Section 10.01 becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture or amendment to the Collateral Documents, as applicable. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment to the Collateral Documents, as applicable.

Section 10.02.        Amendments, Supplemental Indentures with Consent of Holders. With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, the Guarantor and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Notes or any supplemental indenture or of modifying in any manner the rights of the Holders, and the Company, the Guarantor, the Trustee and the Collateral Agent, at the Company’s expense, may from time to time and at any time enter into amendments or supplements to any Collateral Document for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of any Collateral Document or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture to this Indenture and no amendment or supplement to any Collateral Document shall:

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(a)           reduce the principal amount of Notes whose Holders must consent to an amendment;

(b)           reduce the rate of or extend the stated time for payment of any interest (including Special Interest and interest payable pursuant to Section 2.03(c)) on any Note;

(c)           reduce the principal of or extend the Maturity Date of any Note;

(d)           except as required by this Indenture, make any change that adversely affects the exchange rights of any Notes;

(e)           reduce the Redemption Price or the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f)             make any Note payable in a currency, or at a place of payment, other than that stated in the Note;

(g)           change the ranking of the Notes or the Guarantee;

(h)           make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09;

(i)            except as permitted or required by this Indenture and the Collateral Documents, reduce the amount or change the type of collateral required to be pledged pursuant to the Collateral Documents to secure the Company’s and the Guarantor’s obligations under the Notes and this Indenture;

(j)             make any change in the Guarantee that would adversely affect the Holders (unless permitted or required pursuant to the terms of this Indenture); or

(k)             other than in accordance with the provisions of this Indenture, eliminate the Guarantee.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee and the Collateral Agent (with respect to any Collateral Document) shall join with the Company and the Guarantor in the execution of such supplemental indenture or amendment to any Collateral Document, as applicable, unless such supplemental indenture or amendment to such Collateral Document, as applicable, affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this Indenture, the relevant Collateral Document or otherwise, in which case the Trustee or the Collateral Agent may in its discretion, but shall not be obligated to, enter into such supplemental indenture or amendment to such Collateral Document, as applicable.

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Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture or amendment to any Collateral Document, as applicable. It shall be sufficient if such Holders approve the substance thereof. After any supplemental indenture or amendment to any Collateral Document, as applicable, under this Section 10.02 becomes effective, the Company shall deliver to the Holders a notice briefly describing such supplemental indenture or amendment to such Collateral Document, as applicable. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture or amendment to such Collateral Document, as applicable.

Section 10.03.        Effect of Amendments, Supplemental Indentures. Upon the execution of any supplemental indenture or amendment to any Collateral Document pursuant to the provisions of this Article 10, this Indenture or any applicable Collateral Document shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties, indemnities, privileges and immunities under this Indenture or any applicable Collateral Document of the Trustee, the Company, the Guarantor, the Collateral Agent (with respect to any Collateral Document) and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture or amendment to any Collateral Document shall be and be deemed to be part of the terms and conditions of this Indenture or applicable Collateral Document for any and all purposes.

Section 10.04.        Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 17.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05.        Evidence of Compliance of Supplemental Indenture or Amendment to Be Furnished to Trustee. In addition to the documents required by Section 17.05, the Trustee and the Collateral Agent shall receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture or amendment to any Collateral Document, as applicable, executed pursuant hereto complies with the requirements of this Article 10 and is permitted or authorized by this Indenture and the Collateral Documents, if applicable; such Opinion of Counsel to include a customary legal opinion stating that such supplemental indenture or amendment to the applicable Collateral Document is the valid and binding obligation of the Company and the Guarantor, subject to customary exceptions and qualifications. The Trustee and the Collateral Agent shall have no responsibility for determining whether any amendment to any Collateral Document or supplemental indenture will or may have an adverse effect on any Holder.

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Article 11
Consolidation, Merger, Sale, Conveyance and Lease

Section 11.01.       Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person (other than any such sale, conveyance, transfer or lease to one or more of the Company’s direct or indirect Wholly Owned Subsidiaries) (each, a “Business Combination Event”) unless:

(a)           the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a Qualified Successor Entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume by supplemental indenture all of the obligations of the Company under the Notes and this Indenture; and

(b)           immediately after giving effect to such Business Combination Event, no Default or Event of Default shall have occurred and be continuing under this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person.

Section 11.02.        Guarantor May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 11.03 , the Guarantor shall not consolidate with or merge with or into, or sell, convey, transfer or assign any of its rights and interest in the Collateral to, another Person (other than pursuant to the adjustments to the composition of a Unit of Reference Property and the substitution and release of the Collateral, in each case, in accordance with this Indenture and the Collateral Documents) unless:

(a)             the resulting, surviving or transferee Person (the “Successor Guarantor”), if not the Guarantor, assumes all of the Guarantor’s obligations under the Collateral Documents;

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(b)           the Successor Guarantor, if not the Guarantor or the Company, assumes all of the Guarantor’s obligations under the Notes and this Indenture by supplemental indenture;

(c)           in the case of any sale, conveyance, transfer or assignment of any of the Guarantor’s rights and interests in the Collateral, the Guarantor shall sell, convey, transfer or assign all of its rights and interests in the Collateral;

(d)           the Successor Guarantor is an entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and

(e)           immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 11.03.        Successor Company and Successor Guarantor to Be Substituted.

(a)           In case of any Business Combination Event and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and interest, if any, on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Company under this Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any Business Combination Event (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes. In case of any Business Combination Event, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

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(b)           Upon any consolidation, merger or sale, conveyance, transfer or assignment described in Section 11.02 and the assumption by the Successor Guarantor, if not the Company or the Guarantor, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of, the Guarantor’s obligations under this Indenture and the Notes, such Successor Guarantor (if not the Company or the Guarantor) shall succeed to and shall be substituted for the Guarantor, with the same effect as if it had been named herein as the party of the first part, and may thereafter exercise every right and power of the Guarantor under this Indenture. Upon any consolidation, merger or sale, conveyance, transfer or assignment described in Section 11.02 and the assumption by the Successor Guarantor, if not the Guarantor, by documents or instruments executed and delivered to the Collateral Agent and the Securities Intermediary, if applicable, and satisfactory in form to the Collateral Agent and the Securities Intermediary, if applicable, of, the Guarantor’s obligations under the applicable Collateral Documents, such Successor Guarantor (if not the Guarantor) shall succeed to and shall be substituted for the Guarantor, with the same effect as if it had been named in the applicable Collateral Document, and may thereafter exercise every right and power of the Guarantor under the Collateral Agreement. In the event of any consolidation, merger or sale, conveyance, transfer or assignment described in Section 11.02, upon compliance with this Article 11 the Guarantor shall be released from its obligations under this Indenture, the Notes and the applicable Collateral Document.

Article 12
Immunity of Incorporators, Stockholders, Officers and Directors

Section 12.01.       Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest, if any, on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary (other than the Guarantor), as such, past, present or future, of the Company or of any successor entity, either directly or through the Company or any successor entity, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

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Article 13
Guarantee of Notes

Section 13.01.       Guarantee. (a) Subject to this Article 13, the Guarantor hereby unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(i)            the principal of (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable), any Accelerated Exchange Amount and Special Interest, if any, on, the Notes, and the payment and, if applicable, delivery of any consideration due upon exchange of the Notes, shall be promptly paid and, if applicable, delivered in full when due, whether at maturity, by acceleration, upon repurchase, upon Optional Redemption, upon such exchange or otherwise, and interest on the overdue principal of (including the Fundamental Change Repurchase Price or the Redemption Price, if applicable), any Accelerated Exchange Amount and Special Interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent shall be promptly paid and, if applicable, delivered in full or performed, all in accordance with the terms hereof and thereof; and

(ii)            in case of any extension of time of payment or, if applicable, delivery or renewal of any Notes or any of such other obligations, the same shall be promptly paid and, if applicable, delivered in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration, upon exchange for cash and/or Units of Reference Property or otherwise (clause (i) and (ii) collectively, the “Guaranteed Obligations”).

Failing payment or, if applicable, delivery when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay and, if applicable, deliver the same immediately. The Guarantor agrees that this is a guarantee of payment and performance, and not a guarantee of collection.

(b)           The Guarantor hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Subject to Section 6.06, the Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder, the Collateral Agent or the Trustee is required by any court or otherwise to return to the Company, the Guarantor or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantor, any amount paid or, if applicable, delivered either to the Trustee, the Collateral Agent or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

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(d)           The Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment and, if applicable, delivery in full of all obligations guaranteed hereby. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

Section 13.02.       Limitation on Guarantor Liability. The Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of the Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code or any similar federal or state law for the relief of debtors, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor shall be limited to the maximum amount that shall, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor that are relevant under such laws, result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance.

Section 13.03.        Limited Recourse. Notwithstanding anything to the contrary in the Guarantee, the Holders and the Trustee shall not have recourse for payment or performance of the Guaranteed Obligations against any property of the Guarantor other than the Collateral; provided that this Section 13.03 shall not (i) limit or impair in any way the validity, perfection or priority of the liens created in favor of the Holders, the Collateral Agent and the Trustee in the Collateral pursuant to the Collateral Agreement, or any rights and remedies that the Holders, the Collateral Agent and Trustee may have under applicable law, the Guarantee or the Collateral Agreement in respect of such Collateral, (ii) be deemed to prevent the occurrence of any Default or Event of Default under this Indenture or (iii) limit or impair in any way the ability of the Holders, the Collateral Agent or the Trustee to name the Guarantor as a party defendant in any action for enforcement of the Guarantee or the Collateral Agreement.

Section 13.04.       Execution and Delivery of Guarantee. The Guarantor hereby agrees that the Guarantee set forth in Section 13.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

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If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

Section 13.05.        Releases. The Guarantee of the Guarantor shall be unconditionally and automatically released (i)(x) upon satisfaction and discharge of this Indenture in accordance with Article 3 hereof or (y) upon a consolidation or merger of the Guarantor, or the sale, conveyance, transfer or assignment of all (but not part) of the Guarantor’s rights and interests in the Collateral, in each case, in compliance with Article 11; and (ii) upon the Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such release have been complied with. Upon written request and at the Company’s expense, the Trustee shall execute such instrument as requested to evidence the release of the Guarantee.

Article 14
Exchange of Notes

Section 14.01.        Exchange Privilege.

(a)           Subject to and upon compliance with the provisions of this Article 14, each Holder of a Note shall have the right, at such Holder’s option, to exchange all or any portion (if the portion to be exchanged is $1,000 principal amount or an integral multiple thereof) of such Note (i) subject to satisfaction of the conditions described in Section 14.01(b), at any time prior to the close of business on the Business Day immediately preceding February 15, 2028 under the circumstances and during the periods set forth in Section 14.01(b), and (ii) regardless of the conditions described in Section 14.01(b), on or after February 15, 2028 and prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial exchange rate of 117.6471 Units of Reference Property (subject to adjustment as provided in this Article 14, the “Exchange Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 14.02, the “Exchange Obligation”). The Trustee, the Paying Agent, the Exchange Agent, the Note Registrar and the Collateral Agent shall have no obligation to make any determination in connection with the foregoing, including any determination as to whether any of the conditions described in Section 14.01(b) have been satisfied.

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(b)

(i)            Prior to the close of business on the Business Day immediately preceding February 15, 2028, a Holder may surrender all or any portion of its Notes for exchange at any time during the five Business Day period immediately after any ten consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder or Holders of Notes in accordance with this subsection (b)(i), for each Trading Day of the Measurement Period was less than 98% of the product of the Value of a Unit of Reference Property on each such Trading Day and the Exchange Rate on each such Trading Day. The Trading Prices shall be determined by the Bid Solicitation Agent pursuant to this subsection (b)(i) and the definition of Trading Price set forth in this Indenture. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes unless the Company has requested such determination, and the Company shall have no obligation to make such request (or, if the Company is acting as Bid Solicitation Agent, the Company shall have no obligation to determine the Trading Price per $1,000 principal amount of Notes) unless a Holder or Holders of at least $5,000,000 aggregate principal amount of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes on any Trading Day would be less than 98% of the product of the Value of a Unit of Reference Property on such Trading Day and the Exchange Rate on such Trading Day, at which time the Company shall instruct three independent nationally recognized securities dealers to deliver bids and instruct the Bid Solicitation Agent (if other than the Company) to determine, or if the Company is acting as Bid Solicitation Agent, the Company shall determine, the Trading Price per $1,000 principal amount of Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Value of a Unit of Reference Property and the Exchange Rate. If (x) the Company is not acting as Bid Solicitation Agent, and the Company does not, when the Company is required to, instruct the Bid Solicitation Agent to determine the Trading Price per $1,000 principal amount of Notes when obligated as provided in the preceding sentence, or the Company gives such instruction to the Bid Solicitation Agent and the Bid Solicitation Agent fails to make such determination, or (y) the Company is acting as Bid Solicitation Agent and the Company fails to make such determination when obligated as provided in the preceding sentence, then, in either case, the Trading Price per $1,000 principal amount of Notes on any date shall be deemed to be less than 98% of the product of the Value of a Unit of Reference Property and the Exchange Rate on each Trading Day of such failure. If the Trading Price condition set forth above has been met, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing. Any such determination shall be conclusive absent manifest error. If, at any time after the Trading Price condition set forth above has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Value of a Unit of Reference Property and the Exchange Rate for such date, the Company shall so notify the Holders, the Trustee and the Exchange Agent (if other than the Trustee) in writing and thereafter neither the Company nor the Bid Solicitation Agent (if other than the Company) shall be required to solicit bids (or determine the Trading Price of the Notes as set forth in this Indenture) again unless a new Holder request is made as provided in this subsection (b)(i).

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(ii)            If, prior to the close of business on the Business Day immediately preceding February 15, 2028, Aurora (or, if a Unit of Reference Property includes, in whole or in part, other shares of Common Equity or American depositary receipts (or other interests) in respect thereof (in addition to, or in lieu of, Aurora Common Stock), the issuer of such other securities) elects to:

(A)        distribute to all or substantially all holders of Aurora Common Stock or such other securities, as the case may be, any rights, options or warrants (other than in connection with a stockholder rights plan prior to the separation of such rights from Aurora Common Stock or such other securities, as the case may be) entitling them, at any time on or prior to the Maturity Date, to subscribe for or purchase shares of Aurora Common Stock or such other securities at a price per share or per security that is less than the average of the Last Reported Sale Prices of Aurora Common Stock or such other securities, as the case may be, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution; or

(B)         distribute to all or substantially all holders of Aurora Common Stock or such other securities, as the case may be, Aurora’s or such other issuer’s assets, securities or rights to purchase Aurora’s or such other issuer’s securities (other than in connection with a stockholder rights plan prior to separation of such rights from Aurora Common Stock or such other securities, as the case may be), which distribution has a Fair Market Value per share or per security, as reasonably determined by the Calculation Agent in good faith and in a commercially reasonable manner, exceeding 10% of the Value of a Unit of Reference Property on the Trading Day preceding the date of announcement for such distribution, then, in either case, the Company shall notify all Holders, the Trustee, the Exchange Agent (if other than the Trustee) and the Calculation Agent as soon as reasonably practicable after such distribution is publicly announced (or, in the case of any such separation of rights issued pursuant to a stockholder rights plan, as soon as reasonably practicable after the announcement that such separation or triggering event has occurred or will occur), but in no event later than five Business Days after the date of such public announcement; provided that if the Company sends such notice less than 50 Scheduled Trading Days prior to the Ex-Dividend Date for such distribution and the Share Delivery Conditions are satisfied as of the date of such notice, subject to the immediately following proviso, except for exchanges of Called Notes during a Redemption Period and exchanges of Notes on or after February 15, 2028 (for which our prior Settlement Method election made pursuant to Section 14.02(a)(iii) shall control and govern), the Company shall be deemed to have elected to settle, and the Company shall be required to settle, all exchanges of Notes with an Exchange Date occurring during the period on or after the date the Company provides such notice and before such Ex-Dividend Date (or, if earlier, the date the relevant issuer announces that such issuance or distribution will not take place) by Physical Settlement, and the Company shall describe the same in such notice; provided, further, however, that if the Share Delivery Conditions are no longer satisfied as of the date on which the Company is required to settle its Exchange Obligation with respect to any such exchange, the Company shall be deemed to have elected to settle, and the Company shall be required to settle, any such exchanges by Cash Settlement, notwithstanding its previous election (or deemed election) of Physical Settlement pursuant to the immediately preceding proviso. Once the Company has given such notice, Holders may surrender all or any portion of their Notes for exchange at any time until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date for such distribution and the relevant issuer’s announcement that such distribution will not take place, even if the Notes are not otherwise exchangeable at such time.

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For the purpose of this subsection (b)(ii), in determining whether any rights, options or warrants entitle the holders of Aurora Common Stock or other securities, as the case may be, then comprising Reference Property to subscribe for or purchase shares of Aurora Common Stock or such other securities at a price per share or per security that is less than such average of the Last Reported Sale Prices of Aurora Common Stock or such other securities, as the case may be, for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, there shall be taken into account the Fair Market Value of any consideration received by Aurora or the issuer of such other securities, as the case may be, for such rights, options or warrants and any amount payable on exercise or exchange thereof, such Fair Market Value to be determined by the Calculation Agent in good faith and in a commercially reasonable manner.

(iii)            If (i) a transaction or event that constitutes a Fundamental Change occurs prior to the close of business on the Business Day immediately preceding February 15, 2028, regardless of whether a Holder has the right to require the Company to repurchase the Notes pursuant to Section 15.02 or (ii) if Aurora (or any issuer of Common Equity comprising the Reference Property issued as consideration for Aurora Common Stock (or other Common Equity comprising the Reference Property following a Share Exchange Event) pursuant to a prior Share Exchange Event) is a party to a Share Exchange Event (other than a Share Exchange Event that is solely for the purpose of changing Aurora’s (or such issuer’s) jurisdiction of organization that (x) does not constitute an Aurora Fundamental Change and (y) results in a reclassification, conversion or exchange of outstanding shares of Aurora Common Stock (or such issuer’s Common Equity) solely into shares of common stock of the surviving entity and such shares of common stock are included in the Reference Property for the Notes in lieu of Aurora Common Stock (or such issuer’s Common Equity)) that occurs prior to the close of business on the Business Day immediately preceding February 15, 2028 (each such Fundamental Change or Share Exchange Event, a “Corporate Event”), all or any portion of a Holder’s Notes may be surrendered for exchange at any time from or after the effective date for such Corporate Event until the earlier of (x)(I) in the case of a Corporate Event described in clause (i) above (other than an Aurora Exempted Fundamental Change), until the close of business on the Business Day immediately preceding the related Fundamental Change Repurchase Date or (II) in the case of a Corporate Event described in clause (ii) above that does not constitute a Fundamental Change or a Corporate Event that is an Aurora Exempted Fundamental Change, 35 Trading Days after the effective date of such Corporate Event (or, if the Company gives notice after the effective date of such Corporate Event, until 35 Trading Days after the date the Company gives notice of such Corporate Event) and (y) the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date. The Company shall notify Holders, the Trustee, the Exchange Agent (if other than the Trustee) and the Calculation Agent in writing as promptly as practicable following the effective date of such Corporate Event, but in no event later than five Business Days after (x) the effective date of such Corporate Event (in the case of a Share Ownership Event or an Uber Fundamental Change) or (y) the public announcement of the effective date of such Corporate Event (in the case of any other Corporate Event).

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(iv)            Prior to the close of business on the Business Day immediately preceding February 15, 2028, a Holder may surrender all or any portion of its Notes for exchange at any time during any calendar quarter commencing after the calendar quarter ending on September 30, 2025 (and only during such calendar quarter), if the Value of a Unit of Reference Property for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on, and including, the last Trading Day of the immediately preceding calendar quarter is greater than or equal to 130% of the Exchange Price in effect on each applicable Trading Day.

(v)            If the Company calls any Notes for Optional Redemption pursuant to Article 16, then a Holder may surrender all or any portion of its Called Notes for exchange at any time from, and including, the date of issuance of the Notice of Redemption with respect to such Called Notes until the close of business on the second Scheduled Trading Day immediately preceding the applicable Redemption Date unless the Company fails to pay the Redemption Price (in which case a Holder of Called Notes may exchange all or a portion of its Called Notes until the close of business on the Scheduled Trading Day immediately preceding the date on which the Redemption Price has been paid or duly provided for) (such period, a “Redemption Period”). If the Company elects to redeem fewer than all of the outstanding Notes pursuant to Article 16, and the Holder of any Note (or any owner of a beneficial interest in any Global Note) is reasonably not able to determine, prior to the close of business on the 44th Scheduled Trading Day immediately preceding the relevant Redemption Date (or if, as permitted by Section 16.02(a), the Company delivers a Notice of Redemption not less than 15 nor more than 65 Business Days prior to the related Redemption Date, then prior to close of business on the 14th Business Day immediately before the relevant Redemption Date), whether such Note or beneficial interest, as applicable, is to be redeemed pursuant to such Optional Redemption (and, as a result thereof, exchangeable in accordance with this Section 14.01(b)(v)), then such Holder or owner, as applicable, will be entitled to exchange such Note or beneficial interest, as applicable, at any time during the related Redemption Period, and each such exchange will be deemed to be of a Note called for Optional Redemption, and such Note or beneficial interest will be deemed called for Optional Redemption solely for the purposes of such exchange (“Deemed Redemption”). If a Holder elects to exchange Called Notes during the related Redemption Period, the Company will, under certain circumstances, increase the Exchange Rate for such Called Notes pursuant to Section 14.03. Accordingly, if the Company elects to redeem fewer than all of the outstanding Notes pursuant to Article 16, Holders of the Notes that are not Called Notes shall not be entitled to exchange such Notes pursuant to this Section 14.01(b)(v) and shall not be entitled to an increase in the Exchange Rate on account of the Notice of Redemption for exchanges of such Notes during the related Redemption Period, if such Notes are otherwise exchangeable pursuant to any other provision of this Section 14.01(b).

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Section 14.02.        Exchange Procedure; Settlement Upon Exchange.

(a)          Subject to this Section 14.02, Section 14.03(b) and Section 14.07(a), upon exchange of any Note, the Company shall satisfy its Exchange Obligation by paying or delivering, as the case may be, to the exchanging Holder, in respect of each $1,000 principal amount of Notes being exchanged, cash (“Cash Settlement”), or, subject to satisfaction of the Share Delivery Conditions, Units of Reference Property, together with cash, if applicable, in lieu of delivering any fractional share of Aurora Common Stock (or any other security comprising a Unit of Reference Property) in accordance with subsection (j) of this Section 14.02 (“Physical Settlement”) or a combination of cash and Units of Reference Property, together with cash, if applicable, in lieu of delivering any fractional share of Aurora Common Stock (or any other security comprising a Unit of Reference Property) in accordance with subsection (j) of this Section 14.02 (“Combination Settlement”), at its election, as set forth in this Section 14.02.

(i)            All exchanges of Called Notes for which the relevant Exchange Date occurs during the related Redemption Period, and all exchanges for which the relevant Exchange Date occurs on or after February 15, 2028, shall be settled using the same Settlement Method.

(ii)            Except for any exchanges of Called Notes for which the relevant Exchange Date occurs during the related Redemption Period, and any exchanges for which the relevant Exchange Date occurs on or after February 15, 2028, and except to the extent the Company is required to elect Physical Settlement pursuant to the first proviso in Section 14.01(b)(ii), the Company shall use the same Settlement Method for all exchanges with the same Exchange Date, but the Company shall not have any obligation to use the same Settlement Method with respect to exchanges with different Exchange Dates.

(iii)            If, in respect of any Exchange Date (or any exchanges of Called Notes for which the relevant Exchange Date occurs during the related Redemption Period, or any exchanges for which the relevant Exchange Date occurs on or after February 15, 2028 or for which the Company is required to elect Physical Settlement pursuant to the first proviso in Section 14.01(b)(ii) in a notice as described in such Section), the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Exchange Date (or such period, as the case may be), the Company shall deliver such Settlement Notice to exchanging Holders, the Trustee, the Paying Agent (if other than the Trustee), the Exchange Agent (if other than the Trustee) and the Calculation Agent no later than the close of business on the Trading Day immediately following the relevant Exchange Date (or, in the case of (A) any exchanges of Called Notes for which the relevant Exchange Date occurs during the related Redemption Period, in the related Notice of Redemption, (B) any exchanges of Notes for which the relevant Exchange Date occurs on or after February 15, 2028, no later than February 15, 2028 or (C) any exchanges for which the Company is required to elect Physical Settlement pursuant to the first proviso in Section 14.01(b)(ii), in a notice as described in such Section). If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect a Settlement Method with respect to any exchange on such Exchange Date or during such period, and the Company shall be deemed to have elected the Default Settlement Method with respect to such exchange. Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes. If the Company delivers a Settlement Notice electing Combination Settlement (or is deemed to have elected Combination Settlement) in respect of its Exchange Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes to be exchanged in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000. For the avoidance of doubt, the Company’s failure to timely elect a Settlement Method or specify as applicable a Specified Dollar Amount shall not constitute a Default or Event of Default under this Indenture.

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By notice to Holders, the Trustee, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and the Calculation Agent, the Company may, from time to time prior to February 15, 2028, change the Default Settlement Method. If the Company changes the Default Settlement Method to Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above a specific amount, the Company will, after the date of such change, inform Holders exchanging their Notes, the Trustee, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and the Calculation Agent of such Specified Dollar Amount no later than the relevant deadline for election of a Settlement Method as set forth in the immediately preceding paragraph, or, if the Company does not timely notify Holders, such Specified Dollar Amount will be the specific amount set forth in the notice of the change of Default Settlement Method or, if no specific amount was set forth in such notice, such Specified Dollar Amount will be $1,000 per $1,000 principal amount of Notes. Subject to the immediately following paragraph and subject to the requirement to elect Physical Settlement set forth in the first proviso in Section 14.01(b)(ii), a change in the Default Settlement Method shall apply for all exchanges of Notes with Exchange Dates occurring subsequent to delivery of such notice; provided, however, that no such change will affect any Settlement Method theretofore elected (or deemed to be elected) with respect to any Note.

Notwithstanding anything to the contrary herein, if, as of the date on which the Company makes (or are deemed to have made) an election of Settlement Method with respect to any exchange of Notes the Share Delivery Conditions are not satisfied, the Company shall be deemed to have elected Cash Settlement in respect of such exchange of Notes (and the Company shall not be permitted to elect Physical Settlement or Combination Settlement) and Cash Settlement shall apply to such exchange of the Notes. If the Share Delivery Conditions are not met at the time of any required election of Settlement Method, unless the Default Settlement Method at such time is Cash Settlement, prior to the deadline for election of a Settlement Method as set forth in the second immediately preceding paragraph, the Company shall inform the exchanging Holders, the Trustee, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and the Calculation Agent that Cash Settlement shall apply to the relevant exchange.

If the Company changes the Default Settlement Method pursuant to the second immediately preceding paragraph, then, concurrently with providing notice to Holders, the Trustee, the Exchange Agent (if not the Trustee), the Paying Agent (if other than the Trustee) and the Calculation Agent of such change, the Company shall either post the Default Settlement Method on its website or disclose the same in a current report on Form 8-K (or any successor form) that is filed with the Commission.

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(iv)            The cash, Units of Reference Property or combination of cash and Units of Reference Property in respect of any exchange of Notes (the “Settlement Amount”) shall be computed by the Calculation Agent as follows:

(A)        if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Physical Settlement, the Company shall deliver to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged a number of Units of Reference Property equal to the Exchange Rate in effect on the Exchange Date;

(B)        if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Cash Settlement, the Company shall pay to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged cash in an amount equal to the sum of the Daily Exchange Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)        if the Company elects (or is deemed to have elected) to satisfy its Exchange Obligation in respect of such exchange by Combination Settlement, the Company shall pay or deliver, as the case may be, to the exchanging Holder in respect of each $1,000 principal amount of Notes being exchanged, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)            The Daily Settlement Amounts (if applicable) and the Daily Exchange Values (if applicable) shall be determined by the Calculation Agent promptly following the last day of the Observation Period. Promptly after such determination of the Daily Settlement Amounts (if applicable), the Daily Exchange Values (if applicable) and the amount of cash payable in lieu of delivering any fractional share of Aurora Common Stock (or any other security comprising a Unit of Reference Property), the Calculation Agent shall notify the Trustee, the Paying Agent (if other than the Trustee) and the Exchange Agent (if other than the Trustee) of the Daily Settlement Amounts (if applicable), the Daily Exchange Values (if applicable) and the amount of cash payable in lieu of delivering any fractional shares of Aurora Common Stock (or any other security comprising a Unit of Reference Property). The Trustee, the Paying Agent (if other than the Trustee) and the Exchange Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)             Subject to Section 14.02(e), before any Holder of a Note shall be entitled to exchange a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the applicable procedures of the Depositary in effect at that time and, if required, pay funds equal to any Special Interest payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Exchange Agent as set forth in the Form of Notice of Exchange (or a facsimile, PDF or other electronic transmission thereof) (a notice pursuant to the applicable procedures of the Depositary or a notice as set forth in the Form of Notice of Exchange, a “Notice of Exchange”) at the office of the Exchange Agent and state in writing therein the principal amount of Notes to be exchanged and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Aurora Common Stock (or any other security comprising a Unit of Reference Property) to be delivered upon settlement of the Exchange Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Exchange Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to any Special Interest payable on the next Special Interest Payment Date to which such Holder is not entitled as set forth in Section 14.02(h). The Trustee (and if different, the Exchange Agent) shall notify the Company and the Calculation Agent of any exchange pursuant to this Article 14 on the Exchange Date for such exchange. No Notes may be surrendered for exchange by a Holder thereof if such Holder has also delivered a Fundamental Change Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 15.03.

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If more than one Note shall be surrendered for exchange at one time by the same Holder, the Exchange Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)           A Note shall be deemed to have been exchanged immediately prior to the close of business on the date (the “Exchange Date”) that the Holder has complied with the requirements set forth in subsection (b) above. Except as set forth in Section 14.03(b) and Section 14.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Exchange Obligation on the third Business Day immediately following the relevant Exchange Date, in the case of Physical Settlement (provided that, with respect to any Exchange Date following May 1, 2028 in respect of which Physical Settlement applies to the related exchange, the Company shall settle any such exchange on the Maturity Date), or on the third Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method; provided that if the Units of Reference Property deliverable upon any exchange include securities, assets or property in addition to (or in lieu of) shares of Aurora Common Stock following any adjustment made pursuant to Section 14.04 or Section 14.07, such additional securities, assets or property may be delivered on such later date falling on the first day on which the Guarantor, having received such securities, assets or property in the relevant distribution, tender or exchange offer or Share Exchange Event, would be able to deliver such securities, assets or property to the exchanging Holder (or, in the case of any amount of cash representing the Fair Market Value of any securities, assets or property that are non-transferrable as described under Section 14.04(b)(ii), promptly following the determination of such Fair Market Value, but in no event later than the tenth Business Day following the receipt of the relevant distribution by the Guarantor). If any shares of Aurora Common Stock (or other securities comprising Reference Property) are due to an exchanging Holder, the Company shall cause to be delivered to the Exchange Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Aurora Common Stock (or such other securities) to which such Holder shall be entitled, in book-entry format through the Depositary, in satisfaction of the Company’s Exchange Obligation.

(d)           In case any Note shall be surrendered for partial exchange, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unexchanged portion of the surrendered Note, without payment of any service charge by the exchanging Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange being different from the name of the Holder of the old Notes surrendered for such exchange.

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(e)           If a Holder submits a Note for exchange, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the delivery of any Units of Reference Property upon exchange, unless the tax is due because the Holder requests such Units of Reference Property to be registered in a name other than the Holder’s name or delivered to a Person other than the Holder, in which case the Holder shall pay that tax. The Exchange Agent may refuse to deliver the certificates representing the shares of Aurora Common Stock (or other security comprising a Unit of Reference Property) being registered in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)            Except as provided in Section 14.04, no adjustment shall be made for dividends on any shares of Aurora Common Stock (or any other security comprising a Unit of Reference Property) issued upon the exchange of any Note as provided in this Article 14.

(g)           Upon the exchange of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any exchange of Notes effected through any Exchange Agent other than the Trustee.

(h)           Upon exchange, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Company’s settlement of the full Exchange Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Exchange Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon an exchange of Notes into a combination of cash and Units of Reference Property, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such exchange. Notwithstanding the foregoing, if Notes are exchanged after the close of business on a Special Interest Record Date for the payment of Special Interest, and prior to the open of business on the corresponding Special Interest Payment Date, Holders of such Notes as of the close of business on such Special Interest Record Date will receive the full amount of any Special Interest payable on such Notes on the corresponding Special Interest Payment Date notwithstanding the exchange. Notes surrendered for exchange during the period from the close of business on any Special Interest Record Date to the open of business on the immediately following Special Interest Payment Date must be accompanied by funds equal to the amount of any Special Interest payable on the Notes so exchanged; provided that no such payment shall be required (1) for exchanges following the close of business on May 1, 2028, if and to the extent Special Interest is payable on the Maturity Date; (2) for exchanges of Called Notes during the related Redemption Period; (3) for exchanges of Notes if the Company has specified a Fundamental Change Repurchase Date that is after a Special Interest Record Date and on or prior to the Business Day immediately following the corresponding Special Interest Payment Date; or (4) to the extent of any overdue interest, if any overdue interest exists at the time of exchange with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record on May 1, 2028 (if and to the extent Special Interest is payable on the Maturity Date) shall receive the full Special Interest payment due on the Maturity Date in cash regardless of whether their Notes have been exchanged following May 1, 2028.

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(i)             The Person in whose name the shares of Aurora Common Stock (or any other security comprising a Unit of Reference Property) deliverable upon any exchange shall be registered shall be treated as a stockholder of record of such shares of Aurora Common Stock (or such other security) as of the date on which such shares of Aurora Common Stock (or such other security) are delivered. Upon an exchange of Notes, such Person shall no longer be a Holder of such Notes surrendered for exchange.

(j)             The Company shall not deliver any fractional share of Aurora Common Stock (or any other security comprising a Unit of Reference Property) upon exchange of the Notes and shall instead pay cash in lieu of delivering any fractional share of Aurora Common Stock (or such other security) deliverable upon exchange based on the Daily VWAP for the relevant Exchange Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement). For each Note surrendered for exchange, if the Company has elected (or is deemed to have elected) Combination Settlement, the full number of shares of Aurora Common Stock (or any other security comprising a Unit of Reference Property) that shall be delivered upon exchange thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares of Aurora Common Stock (or such other security) remaining after such computation shall be paid in cash.

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Section 14.03.       Increased Exchange Rate Applicable to Certain Notes Surrendered in Connection with Fundamental Changes or a Notice of Redemption.

(a)             If (i)(x) the Effective Date of a Fundamental Change occurs prior to the Maturity Date or (y) the Company delivers a Notice of Redemption as provided under Section 16.02 and (ii) a Holder elects to exchange its Notes (or any portion thereof) in connection with such Fundamental Change or Notice of Redemption, as the case may be, the Company shall, under the circumstances described below, increase the Exchange Rate for the Notes so surrendered for exchange by a number of additional Units of Reference Property (the “Additional Units”), as described below. An exchange of Notes shall be deemed for these purposes to be “in connection with” a Fundamental Change if the relevant Exchange Date occurs during the period from, and including, the Effective Date of the Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Repurchase Date (or, in the case of an Aurora Exempted Fundamental Change, the 35th Trading Day immediately following the date the Company delivers the notice of the Effective Date of such Aurora Exempted Fundamental Change) (such period, the “Fundamental Change Period”). An exchange of Notes shall be deemed for these purposes to be “in connection with” a Notice of Redemption if such Notes are Called Notes with respect to such Notice of Redemption and the relevant Exchange Date occurs during the related Redemption Period. For the avoidance of doubt, if the Company elects to redeem fewer than all of the outstanding Notes pursuant to Article 16, Holders of the Notes that are not Called Notes shall not be entitled to exchange such Notes pursuant to Section 14.01(b)(v) and shall not be entitled to an increase in the Exchange Rate for exchanges of such Notes (on account of the Notice of Redemption) during the applicable Redemption Period, even if such Notes are otherwise exchangeable pursuant to Section 14.01(b)(i)-(iv).

(b)             Upon surrender of Notes for exchange in connection with a Fundamental Change or a Notice of Redemption, the Company shall, at its option, satisfy the related Exchange Obligation by Cash Settlement, or, subject to the satisfaction of the Share Delivery Conditions, Physical Settlement or Combination Settlement in accordance with Section 14.02; provided, however, that if the Share Exchange Event Reference Property in any Aurora Fundamental Change described in clause (b) of the definition thereof is composed entirely of cash and a Unit of Reference Property immediately prior to the Effective Date of the Aurora Fundamental Change is composed entirely of a share of Aurora Common Stock (or a share of Aurora Common Stock and cash), for any exchange of Notes following the Effective Date of such Aurora Fundamental Change, the Exchange Obligation shall be calculated and paid in accordance with Section 14.07. In such event, the Exchange Obligation shall be determined and paid to Holders in cash on the fifth Business Day following the Exchange Date. The Company shall notify the Holders, the Trustee, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and the Calculation Agent in writing of the Effective Date of any Fundamental Change no later than five Business Days after such Effective Date (in the case of a Fundamental Change that is a Share Ownership Event or an Uber Fundamental Change) or the public announcement of such Effective Date (in the case of a Fundamental Change that is an Aurora Fundamental Change).

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(c)           The number of Additional Units, if any, by which the Exchange Rate shall be increased for exchanges in connection with a Fundamental Change or a Notice of Redemption shall be determined by reference to the table below, based on the Effective Date of the Fundamental Change or the Notice of Redemption, as the case may be, and the Stock Price with respect to the Fundamental Change or the Notice of Redemption, as the case may be. If an exchange of Notes in connection with a Fundamental Change would also be deemed to be an exchange in connection with another Fundamental Change or a Notice of Redemption, a Holder of any such Notes to be exchanged shall be entitled to a single increase to the Exchange Rate with respect to the first to occur of the Effective Date of such Fundamental Change, the Notice of Redemption or such other Fundamental Change, as applicable, and the later event or events shall be deemed not to have occurred for purposes of such exchange for purposes of this Section 14.03.

(d)           The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Exchange Rate of the Notes is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Exchange Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Exchange Rate as so adjusted. The number of Additional Units set forth in the table below shall be adjusted in the same manner and at the same time as the Exchange Rate as set forth in Section 14.04.

(e)           The following table sets forth the number of Additional Units by which the Exchange Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 14.03 for each Stock Price and Effective Date set forth below:

Stock Price
Effective Date	$7.32	$8.00	$8.50	$9.00	$9.50	$10.00	$10.50	$11.05	$12.00	$15.00	$25.00	$50.00
May 20, 2025	18.9649	18.9649	18.9649	18.9649	18.8189	16.4290	14.3771	12.4462	9.7500	4.6227	0.2788	0.0000
May 15, 2026	18.9649	18.9649	18.9649	18.9649	16.3263	13.9530	11.9467	10.0896	7.5608	3.0567	0.0348	0.0000
May 15, 2027	18.9649	18.9649	17.5376	14.2100	11.5147	9.3290	7.5552	5.9846	3.9858	1.0127	0.0000	0.0000
May 15, 2028	18.9649	7.3529	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Units by which the Exchange Rate shall be increased shall be determined by a straight-line interpolation between the number of Additional Units set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

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(ii)            if the Stock Price is greater than $50.00 per Unit of Reference Property (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Units shall be added to the Exchange Rate; and

(iii)            if the Stock Price is less than $7.32 per Unit of Reference Property (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Units shall be added to the Exchange Rate.

Notwithstanding the foregoing, in no event shall the Exchange Rate per $1,000 principal amount of Notes exceed 136.6120 Units of Reference Property, subject to adjustment in the same manner as the Exchange Rate pursuant to Section 14.04.

(f)             Nothing in this Section 14.03 shall prevent an adjustment to the composition of a Unit of Reference Property that would otherwise be required pursuant to Section 14.04 in respect of a Fundamental Change.

Section 14.04.  Adjustment of Exchange Rate and Reference Property.

(a)            If Aurora exclusively issues shares of Aurora Common Stock as a dividend or distribution on shares of Aurora Common Stock, or if Aurora effects a share split or share combination with respect to the Aurora Common Stock, the Exchange Rate shall be adjusted by the Calculation Agent based on the following formula:

CR0	=	the Exchange Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR’	=	the Exchange Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Aurora Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date (before giving effect to any such dividend, distribution, split or combination); and

OS’	=	the number of shares of Aurora Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

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Any adjustment made under this Section 14.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this Section 14.04(a) is declared but not so paid or made, the Exchange Rate shall be immediately readjusted, effective as of the date the board of directors of Aurora determines not to pay such dividend or distribution, to the Exchange Rate that would then be in effect if such dividend or distribution had not been declared.

If a Unit of Reference Property includes other securities, assets or property (in addition to Aurora Common Stock) at the time an adjustment to the Exchange Rate is made pursuant to Section 14.04(a), the Calculation Agent shall adjust the amount of such other securities, assets or property included in a Unit of Reference Property on an inversely proportional basis to the corresponding adjustment to the Exchange Rate.

If a Unit of Reference Property includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof (in addition to, or in lieu of, Aurora Common Stock) and the issuer of such securities (or underlying securities) exclusively issues shares of Common Equity as a dividend or distribution on such securities (or underlying securities), or if such issuer effects a share split or share combination of such Common Equity, the Calculation Agent shall adjust the Common Equity or American depositary receipts (or other interests) in respect thereof in a Unit of Reference Property in good faith and in a commercially reasonable manner consistent with the formula set forth in Section 14.04(a) to account for such transaction or event.

(b)             As of the date of this Indenture, a Unit of Reference Property shall be comprised of one share of Aurora Common Stock. The composition of a Unit of Reference Property shall be adjusted from time to time by the Calculation Agent if any of the following events occurs.

(i)            If Aurora distributes cash, shares of Aurora’s Capital Stock, evidences of Aurora’s indebtedness, other securities, assets or property of Aurora or rights, options or warrants to acquire Aurora’s Capital Stock or other securities, to all or substantially all holders of Aurora Common Stock, excluding (x) dividends, distributions or issuances (including share splits) as to which an adjustment to the Exchange Rate was effected pursuant to Section 14.04(a), (y) distributions of rights, options or warrants as to which an adjustment to the composition of a Unit of Reference Property was effected pursuant to Section 14.04(b)(ii) and (z) distributions of Share Exchange Event Reference Property in exchange for, or upon conversion of, Aurora Common Stock in a Share Exchange Event, then a Unit of Reference Property shall include, in addition to the property included in a Unit of Reference Property immediately prior to the open of business on the Ex-Dividend Date for such distribution, the amount of cash, securities or other property received per share (or the fraction thereof) of Aurora Common Stock included in a Unit of Reference Property immediately prior to the open of business on the Ex-Dividend Date for such distribution in such distribution. Such adjustment to a Unit of Reference Property under this Section 14.04(b)(i) shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the composition of a Unit of Reference Property shall be readjusted to be what would then be in effect if such distribution had not been declared.

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If a Unit of Reference Property includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof (in addition to, or in lieu of, Aurora Common Stock) and the issuer of such securities (or underlying securities) distributes cash, shares of its Capital Stock, evidences of its indebtedness, other securities, assets or property of it or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of its Common Equity, excluding (x) dividends, distributions or issuances (including share splits) as to which an adjustment to the composition of a Unit of Reference Property was effected pursuant to the last paragraph in Section 14.04(a) and (y) rights, options or warrants as to which an adjustment to the composition of a Unit of Reference Property was effected pursuant to Section 14.04(b)(ii), then the composition of a Unit of Reference Property shall be adjusted by the Calculation Agent to include such distributed cash, shares of its Capital Stock, evidences of its indebtedness, other securities, assets or property of it or rights, options or warrants to acquire its Capital Stock or other securities distributed on such shares of Common Equity or American depositary receipts (or other interests) in a Unit of Reference Property to account for such transaction or event.

If a Unit of Reference Property includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof (in addition to Aurora Common Stock) and a Share Exchange Event (with references in the definition thereof to (i) “Aurora Common Stock” replaced with references to such Common Equity or American depositary receipts and (ii) “Aurora” replaced with references to the issuer of such Common Equity or American depositary receipts) with respect to such Common Equity or American depositary receipts occurs, then, effective as of the effective time of such Share Exchange Event, the shares of such Common Equity or American depositary receipts included in a Unit of Reference Property shall be replaced with the securities, assets or property that the Guarantor, as a holder of such shares of such Common Equity or American depositary receipts, would have owned or been entitled to receive upon such Share Exchange Event.

If a dividend or distribution described in this Section 14.04(b)(i) is made by Aurora (or any other issuer of shares of Common Equity or American depositary receipts (or other interests) in respect thereof then included as part of the Reference Property), and such dividend is paid (in whole or in part) in cash other than U.S. dollars, the Collateral Agent shall, upon receipt of such dividend or distribution, convert such cash to U.S. dollars at the then-current currency exchange rate as determined by the Company in good faith and in a commercially reasonable manner, and the composition of a Unit of Reference Property (including, without limitation, for purposes of determining if a Collateral Default has occurred or if any Collateral may be released pursuant to the terms of the Collateral Agreement) shall be determined as if such dividend or distribution had been paid in the amount of U.S. dollars received by the Collateral Agent upon such conversion per Unit of Reference Property. The Collateral Agent, the Trustee, the Exchange Agent and the Paying Agent shall have no responsibility or liability for any calculation or conversion in connection with the foregoing.

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(ii)            If Aurora distributes to all or substantially all holders of Aurora Common Stock rights, options or warrants (other than pursuant to a rights agreement or shareholder rights plan, prior to separation of the relevant rights) entitling them, at any time on or prior to, but not after, the Maturity Date, to subscribe for or purchase any securities, property or assets, a Unit of Reference Property shall include, in addition to the property included in a Unit of Reference Property immediately prior to the open of business on the Ex-Dividend Date for such distribution, the amount of the relevant rights, options or warrants received per share (or the fraction thereof) of Aurora Common Stock included in a Unit of Reference Property immediately prior to the open of business on the Ex-Dividend Date for such distribution and such adjustment to a Unit of Reference Property shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution; provided that if such rights, options or warrants are not so distributed, the composition of a Unit of Reference Property shall be readjusted to what would then be in effect if such Ex-Dividend Date for such distribution had not occurred; provided, further, that (i) the Company shall use commercially reasonable efforts to sell the relevant rights, options or warrants constituting Collateral to one or more unrelated third parties for cash in U.S. dollars to be credited directly to a Collateral Account and shall make such arrangements as may be necessary for the Collateral Agent to give effect to the foregoing and (ii) immediately after such sale is effected, a Unit of Reference Property shall be adjusted to include, in addition to the property included in a Unit of Reference Property immediately prior to the open of business on the Ex-Dividend Date for such distribution (and in lieu of such rights, options and warrants), an amount of cash equal to (A) the aggregate net proceeds from the sale described in clause (i) divided by (B) the Maximum Number of Units of Reference Property as of such time. If the Company is unable to do so before such rights, options or warrants expire, a Unit of Reference Property shall not include cash from the sale thereof, the Exchange Rate shall not be increased to reflect the distribution of such rights, options or warrants and Holders shall not otherwise be compensated, nor shall the terms of this Indenture or the Notes be modified, as a result of such distribution.

If a Unit of Reference Property includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof (in addition to, or in lieu of, Aurora Common Stock) and the issuer of such securities (or underlying securities) distributes to all or substantially all holders of such Common Equity rights, options or warrants (other than pursuant to a rights agreement or shareholder rights plan, prior to separation of the relevant rights) entitling them, at any time on or prior to, but not after, the Maturity Date, to subscribe for or purchase any securities, property or assets, then the Calculation Agent shall adjust the composition of a Unit of Reference Property in good faith and in a commercially reasonable manner consistent with the adjustment in the immediately preceding paragraph to account for such transaction or event (and the Company shall have the same obligation to use commercially reasonable efforts to sell such rights, options or warrants as set forth in the immediately preceding paragraph).

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(iii)            If Aurora or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for Aurora Common Stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of Aurora Common Stock exceeds the Last Reported Sale Price of Aurora Common Stock on the Trading Day immediately preceding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, a Unit of Reference Property shall be adjusted such that (x) the number of shares of Aurora Common Stock included in a Unit of Reference Property shall be reduced by multiplying such number by a fraction, the numerator of which is the number of shares of Aurora Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer) and the denominator of which is the number of shares of Aurora Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer) and (y) cash or other consideration paid in such tender or exchange offer shall be added to a Unit of Reference Property in an amount equal to (A) the amount of cash or other consideration paid in such tender or exchange offer per share of Aurora Common Stock multiplied by (B) the number of shares of Aurora Common Stock included in a Unit of Reference Property immediately prior to the effective time of the adjustment made under this Section 14.04(b)(iii) multiplied by (C) a fraction, the numerator of which is the number of shares of Aurora Common Stock purchased by the offeror in such tender or exchange offer and the denominator of which is the number of shares of Aurora Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer). For the avoidance of doubt, no adjustment shall be made to any property included in a Unit of Reference Property (other than Aurora Common Stock) immediately prior to the effective time of such adjustment made under this Section 14.04(b)(iii). In the event a tender or exchange offer allows the offerees to elect to receive cash or other consideration, the determination of the amount described in clause (y)(A) above shall be made based on the mix of consideration received by offerees who elect to receive the maximum amount of cash.

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The adjustment to a Unit of Reference Property pursuant to this Section 14.04(b)(iii) shall become effective at the close of business on the date such tender or exchange offer expires. If a Unit of Reference Property immediately prior to the effective time of the adjustment made pursuant to this 14.04(b)(iii) included a fraction of a share of Aurora Common Stock (rather than a whole share), the adjustments made to a Unit of Reference Property described in the immediately preceding paragraph shall be modified by the Calculation Agent in good faith to reflect that such fraction of a share of Aurora Common Stock (rather than a whole share) is included in a Unit of Reference Property. If Aurora or one of its Subsidiaries is obligated to purchase shares of Aurora Common Stock pursuant to any such tender or exchange offer described in the immediately preceding paragraph but Aurora or such Subsidiary is, permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the composition of a Unit of Reference Property shall be readjusted to be what would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

If a Unit of Reference Property includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof (in addition to, or in lieu of, Aurora Common Stock) and the issuer of such securities (or underlying securities) or any of its Subsidiaries makes a payment in respect of a tender or exchange offer for such Common Equity or American depositary receipts (or other interests) in respect thereof that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of such Common Equity exceeds the Last Reported Sale Price of such Common Equity on the Trading Day immediately preceding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, then the Calculation Agent shall adjust the composition of a Unit of Reference Property in good faith and in a commercially reasonable manner consistent with the adjustment in the two immediately preceding paragraphs to account for such transaction or event.

If the consideration for any tender or exchange offer described in this Section 14.04(b)(iii) is (in whole or in part) cash other than U.S. dollars, the Collateral Agent shall, upon receipt of such tender or exchange offer consideration, convert such cash to U.S. dollars at the then-current currency exchange rate as determined by the Company in good faith and in a commercially reasonable manner, and the composition of a Unit of Reference Property (including, without limitation, for purposes of determining if a Collateral Default has occurred or if any Collateral may be released pursuant to the terms of the Collateral Agreement) shall be determined as if such tender or exchange offer consideration had been paid in the amount of U.S. dollars received by the Collateral Agent upon such conversion per Unit of Reference Property. The Collateral Agent, the Trustee, the Exchange Agent and the Paying Agent shall have no responsibility or liability for any calculation or conversion in connection with the foregoing.

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(c)           Notwithstanding Section 14.04(b)(i), (ii), (iii) and the provisions set forth in Section 14.07, if, following any adjustment to the composition of a Unit of Reference Property pursuant to Section 14.04(b)(i), (ii), (iii) or the provisions set forth in Section 14.07, a Unit of Reference Property would have included any securities, assets or property that are non-transferrable, then, as of the time such securities, assets or property would have comprised all or a portion of a Unit of Reference Property but for this Section 14.04(c), a Unit of Reference Property shall, in lieu of such non-transferrable securities, assets or property, include cash in an amount equal to the Fair Market Value of such securities, assets or property.

(d)           Except as stated herein, the Calculation Agent shall not adjust the Exchange Rate or the composition of a Unit of Reference Property for the issuance of shares of Aurora Common Stock or any securities convertible into or exchangeable for shares of Aurora Common Stock or the right to purchase shares of Aurora Common Stock or such convertible or exchangeable securities.

(e)           In addition to the adjustment required by clause (a) of this Section 14.04, the Company from time to time may increase the Exchange Rate by any amount for a period of at least 20 Business Days if the Company determines that such increase would be in the Company’s best interest. In addition, the Company may (but is not required to) increase the Exchange Rate to avoid or diminish any income tax to holders of rights to purchase shares of Aurora Common Stock in connection with a dividend or distribution of shares of Aurora Common Stock (or rights to acquire shares of Aurora Common Stock) or similar event.

(f)            Notwithstanding anything to the contrary in this Article 14, neither the Exchange Rate nor the composition of a Unit of Reference Property shall be adjusted:

(i)             upon the issuance of any shares of Aurora Common Stock at a price below the Exchange Price or otherwise, other than any such issuance described in clause (a), (b)(i) or (b)(ii) of this Section 14.04;

(ii)            upon the issuance of any shares of Aurora Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on Aurora’s securities and the investment of additional optional amounts in shares of Aurora Common Stock under any plan;

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(iii)           upon the issuance of any shares of Aurora Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any evergreen plan) of or assumed by Aurora or any of Aurora’s Subsidiaries;

(iv)           upon the issuance of any shares of Aurora Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (iii) of this subsection and outstanding as of the date the Notes were first issued;

(v)            for a third-party tender offer by any party other than a tender offer by one or more of Aurora’s Subsidiaries as described in clause (b)(iii) of this Section 14.04;

(vi)           upon the repurchase of any shares of Aurora Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (b)(iii) of this Section 14.04;

(vii)          solely for a change in the par value (or lack of par value) of Aurora Common Stock; or

(viii)         for accrued and unpaid interest, if any.

(g)          Adjustments to the composition of a Unit of Reference Property shall be made by the Calculation Agent and shall be calculated (i) in the case of shares of Aurora Common Stock or other securities, to the nearest one-ten thousandth (1/10,000th) of a share, unit or any other terms of equivalent import and (ii) in the case of cash, to the nearest $0.01. Adjustments to the Exchange Rate shall be made by the Calculation Agent and shall be calculated to the nearest one-ten thousandth (1/10,000th) of a Unit of Reference Property.

(h)           Whenever the Exchange Rate or the composition of a Unit of Reference Property is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Exchange Agent if not the Trustee) and the Collateral Agent an Officer’s Certificate setting forth the Exchange Rate or the composition of a Unit of Reference Property, as the case may be, after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee, the Collateral Agent and the Exchange Agent shall not be deemed to have knowledge of any adjustment of the Exchange Rate or the composition of a Unit of Reference Property and may assume without inquiry that the last Exchange Rate or the last composition of a Unit of Reference Property, as the case may be, of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Exchange Rate or the composition of a Unit of Reference Property setting forth the adjusted Exchange Rate or the adjusted composition of a Unit of Reference Property, as the case may be, and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Exchange Rate or the composition of a Unit of Reference Property, as the case may be, to each Holder. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

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(i)             For purposes of this Section 14.04, the number of shares of Aurora Common Stock (or any other relevant security) at any time outstanding shall not include shares of Aurora Common Stock (or such other security) held in the treasury of Aurora (or the issuer of such other security) so long as Aurora (or the issuer of such other security) does not pay any dividend or make any distribution on shares of Aurora Common Stock (or such other security) held in the treasury of Aurora (or the issuer of such other security), but shall include shares of Aurora Common Stock (or such other security) issuable in respect of scrip certificates issued in lieu of fractions of shares of Aurora Common Stock (or such other security).

Section 14.05.        Adjustments of Prices. Whenever any provision of this Indenture requires the Calculation Agent to calculate or use the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period and the period, if any, for determining the Stock Price for purposes of a Fundamental Change or a Notice of Redemption), the Calculation Agent shall, in good faith, make appropriate adjustments (without duplication in respect of any adjustment made pursuant to Section 14.04) to each to account for any adjustment to the Exchange Rate or the composition of a Unit of Reference Property that becomes effective, or any event requiring an adjustment to the Exchange Rate or the composition of a Unit of Reference Property where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Exchange Values or the Daily Settlement Amounts are to be calculated; provided that if in its sole, reasonable discretion the Calculation Agent determines that it cannot make such adjustments on a purely formulaic basis or for any other reason, then such adjustments shall be made by an Independent Advisor retained by the Company for such purpose.

Section 14.06.         [Reserved].

Section 14.07.        Effect of Recapitalizations, Reclassifications and Changes of Aurora Common Stock.

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(a)           In the case of:

(i)             any recapitalization, reclassification or change of Aurora Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

(ii)            any consolidation, merger, combination or similar transaction involving Aurora,

(iii)           any sale, lease or other transfer to a third party of the consolidated assets of Aurora and its Subsidiaries substantially as an entirety, or

(iv)           any statutory share exchange,

in each case, as a result of which Aurora Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Share Exchange Event”), then, at and after the effective time of such Share Exchange Event, a Unit of Reference Property shall include (i) the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that the Guarantor, as a holder of one share (or the fraction thereof to the extent a Unit of Reference Property immediately prior to the effective time of such Share Exchange Event includes a fractional share of Aurora Common Stock) of Aurora Common Stock constituting Collateral would have owned or been entitled to receive (a unit of “Share Exchange Event Reference Property”) upon such Share Exchange Event and (ii) any securities, property or assets included in a Unit of Reference Property (other than Aurora Common Stock) immediately prior to the effective time of such Share Exchange Event. If the Company determines in good faith that this Indenture does not adequately provide for such change in the Reference Property, the Company and the Guarantor shall execute with the Trustee, in accordance with the provisions of this Indenture, a supplemental indenture providing for such change as soon as practicable after the effective time of the Share Exchange Event, but in no event later than ten Business Days after the public announcement of the effective time of such Share Exchange Event. Notwithstanding the second immediately preceding sentence, at and after the effective time of the Share Exchange Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon exchange of Notes in accordance with Section 14.02 and (B) (I) any amount payable in cash upon exchange of the Notes in accordance with Section 14.02 shall continue to be payable in cash, (II) a unit of Share Exchange Event Reference Property shall be included, in lieu of one share (or the fraction thereof to the extent a Unit of Reference Property immediately prior to the effective time of such Share Exchange Event includes a fractional share of Aurora Common Stock) of Aurora Common Stock, in any Unit of Reference Property that the Company would have been required to deliver upon exchange of the Notes in accordance with Section 14.02 and (III) the Daily VWAP shall be calculated based on the Value of a Unit of Reference Property as adjusted pursuant to the first sentence in this paragraph.

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If the Share Exchange Event causes Aurora Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), a unit of Share Exchange Event Reference Property shall be deemed to be the weighted average of the types and amounts of consideration actually received by the Guarantor per share (or the fraction thereof included in a Unit of Reference Property immediately prior to the effective time of such Share Exchange Event) of Aurora Common Stock constituting Collateral in such Share Exchange Event. In respect of any such stockholder election, the Company shall notify Holders, the Trustee, the Collateral Agent, the Paying Agent (if other than the Trustee) and the Exchange Agent (if other than the Trustee) in writing of the Guarantor’s election in respect of Aurora Common Stock constituting Collateral as soon as practicable after the Guarantor makes such election. In addition, the Company shall notify Holders, the Trustee, the Collateral Agent, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and the Calculation Agent in writing of such weighted average as soon as practicable after the Guarantor actually receives such types and amount of consideration in such Share Exchange Event. If the Guarantor receives only cash with respect to the shares of Aurora Common Stock constituting Collateral in such Share Exchange Event and a Unit of Reference Property immediately prior to the effective time of such Share Exchange Event included only a share of Aurora Common Stock (or a share of Aurora Common Stock and cash), then for all exchanges of Notes that occur after the effective date of such Share Exchange Event (i) the consideration due upon exchange of each $1,000 principal amount of Notes shall be cash in an amount equal to (A) the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Units pursuant to Section 14.03), multiplied by the price paid per share of Aurora Common Stock constituting Collateral in such Share Exchange Event plus (B) the Exchange Rate in effect on the Exchange Date (as may be increased by any Additional Units pursuant to Section 14.03) multiplied by any amount of cash included in a Unit of Reference Property immediately prior to the effective time of the Share Exchange Event, and (ii) the Company shall satisfy its Exchange Obligation by paying cash to exchanging Holders on the fifth Business Day immediately following the Exchange Date. If a Unit of Reference Property immediately prior to the effective time of a Share Exchange Event included a fraction of (rather than a whole) share of Aurora Common Stock, the amount of cash consideration to be delivered upon an exchange of Notes described in the immediately preceding sentence shall be adjusted to reflect that a fraction of (rather than a whole) share of Aurora Common Stock is included in a Unit of Reference Property.

If the Share Exchange Event Reference Property in respect of any such Share Exchange Event includes, in whole or in part, shares of Common Equity or American depositary receipts (or other interests) in respect thereof and the Company determines in good faith that this Indenture does not otherwise provide for anti-dilution and other adjustments to the composition of a Unit of Reference Property that are as nearly equivalent as possible to the adjustments set forth under Section 14.04 with respect to the portion of the Share Exchange Event Reference Property consisting of such Common Equity or American depositary receipts (or other interests) in respect thereof or the Company otherwise determines in good faith that additional provisions are necessary to protect the economic interests of the Holders, the Company and the Guarantor shall execute with the Trustee a supplemental indenture, in accordance with the provisions of this Indenture, providing for such adjustments or such additional provisions.

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(b)           When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 14.07, the Company shall promptly file with the Trustee and the Collateral Agent an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a Unit of Reference Property after any such Share Exchange Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly deliver or cause to be delivered notice thereof to all Holders. The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)           If the consideration received upon any Share Exchange Event in exchange for, or upon conversion of, shares of Aurora Common Stock (or any other securities that have replaced Aurora Common Stock following a prior Share Exchange Event) is (in whole or in part) cash other than U.S. dollars, the Collateral Agent shall, upon receipt of such consideration, convert such cash to U.S. dollars at the then-current currency exchange rate as determined by the Company in good faith and in a commercially reasonable manner, and the composition of a Unit of Reference Property shall be determined as if such Share Exchange Event consideration had been paid in the amount of U.S. dollars received by the Collateral Agent upon such conversion per Unit of Reference Property. The Collateral Agent, the Trustee, the Exchange Agent and the Paying Agent shall have no responsibility or liability for any calculation or conversion in connection with the foregoing.

(d)           The above provisions of this Section shall similarly apply to successive Share Exchange Events.

Section 14.08.       Certain Covenants. The Company covenants that all shares of Aurora Common Stock delivered upon exchange of Notes will be fully paid and non-assessable by Aurora and free from all taxes, liens and charges with respect to the delivery thereof.

Section 14.09.        Responsibility of Trustee. The Trustee, the Collateral Agent, the Paying Agent and any Exchange Agent shall not at any time be under any duty or responsibility to any Holder to determine the Exchange Rate (or any adjustment thereto), the composition of a Unit of Reference Property, or whether any facts exist that may require any adjustment (including any increase) of the Exchange Rate or the composition of a Unit of Reference Property, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee, the Collateral Agent, the Paying Agent and any Exchange Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Aurora Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the exchange of any Note; and the Trustee, the Collateral Agent, the Paying Agent and any Exchange Agent make no representations with respect thereto. None of the Trustee, the Collateral Agent, the Paying Agent or any Exchange Agent shall be responsible for any failure of the Company to transfer or deliver any shares of Aurora Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of exchange or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article. Without limiting the generality of the foregoing, neither the Trustee nor any Exchange Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 14.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the exchange of their Notes after any event referred to in such Section 14.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. Neither the Trustee nor the Exchange Agent shall be responsible for determining whether any event contemplated by Section 14.01(b) has occurred that makes the Notes eligible for exchange or no longer eligible therefor until the Company has delivered to the Trustee and the Exchange Agent the notices referred to in Section 14.01(b) with respect to the commencement or termination of such exchange rights, on which notices the Trustee and the Exchange Agent may conclusively rely, and the Company agrees to deliver such notices to the Trustee and the Exchange Agent immediately after the occurrence of any such event or at such other times as shall be provided for in Section 14.01(b).

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Section 14.10.  [Intentionally Omitted].

Section 14.11.  Stockholder Rights Plans. If at any time Aurora adopts a rights agreement or shareholder rights plan for the purpose of deterring coercive takeover activities, instead of requiring an adjustment to the Exchange Rate, a Unit of Reference Property shall include, in addition to the property included in a Unit of Reference Property immediately prior to such adoption, the rights issued per share of Aurora Common Stock pursuant to such plan, subject to the provisions in Section 14.04(b)(ii), following separation of the relevant rights.

Section 14.12.  Exchange in Lieu of Exchange.

(a)           When a Holder surrenders its Notes for exchange for cash and/or Units of Reference Property, the Company may, at its election (a “Third Party Exchange Election”), direct the Exchange Agent to deliver, on or prior to the Trading Day immediately following the Exchange Date, such Notes to one or more financial institutions designated by the Company (each, a “Designated Financial Institution”) for third-party exchange in lieu of issuer exchange. In order to accept any Notes surrendered for third-party exchange, the Designated Financial Institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, or, subject to the satisfaction of the Share Delivery Conditions, Units of Reference Property or combination thereof that would otherwise be due upon exchange pursuant to Section 14.02 or such other amount agreed to by the Holder and the Designated Financial Institution(s) (the “Third Party Exchange Consideration”). If the Company makes a Third Party Exchange Election, the Company shall, by the close of business on the Trading Day following the relevant Exchange Date, notify in writing the Trustee, the Exchange Agent (if other than the Trustee), the Paying Agent (if other than the Trustee) and the Holder surrendering its Notes for exchange that the Company has made the Third Party Exchange Election, and the Company shall promptly notify the Designated Financial Institution(s) of the relevant deadline for delivery of the Third Party Exchange Consideration and the type of Third Party Exchange Consideration to be paid and/or delivered, as the case may be.

(b)           Any Notes delivered to the Designated Financial Institution(s) shall remain outstanding, subject to the applicable procedures of the Depositary. If the Designated Financial Institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related Third Party Exchange Consideration, or if such Designated Financial Institution(s) does not accept the Notes for exchange, the Company shall pay and/or deliver, as the case may be, the consideration due upon exchange of such Notes, as, and at the time, required pursuant to this Indenture as if the Company had not made the Third Party Exchange Election.

(c)           The Company’s designation of any Designated Financial Institution(s) to which the Notes may be submitted for third-party exchange does not require such Designated Financial Institution(s) to accept any Notes.

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Article 15
Repurchase of Notes at Option of Holders

Section 15.01.  [Intentionally Omitted].

Section 15.02.  Repurchase at Option of Holders Upon a Fundamental Change.

(a)           If a Fundamental Change (other than an Aurora Exempted Fundamental Change) occurs at any time, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes, or any portion of the principal amount thereof properly surrendered and not validly withdrawn pursuant to Section 15.03 that is equal to $1,000 or an integral multiple of $1,000, on the date (the “Fundamental Change Repurchase Date”) specified by the Company that is not less than 20 Business Days or more than 35 Business Days following the date of the Fundamental Change Company Notice at a repurchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to, but excluding, the Fundamental Change Repurchase Date (the “Fundamental Change Repurchase Price”), unless the Fundamental Change Repurchase Date falls after a Special Interest Record Date but on or prior to the Special Interest Payment Date to which such Special Interest Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of the close of business on such Special Interest Record Date on, or at the Company’s election, before such Special Interest Payment Date, and the Fundamental Change Repurchase Price shall be equal to 100% of the principal amount of Notes to be repurchased pursuant to this Article 15.

(b)           Repurchases of Notes under this Section 15.02 shall be made, at the option of the Holder thereof, upon:

(i)            delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Repurchase Notice”) in the form set forth in Attachment 2 to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s applicable procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case, on or before the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date; and

(ii)           delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the applicable procedures of the Depositary, in each case, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Repurchase Price therefor.

The Fundamental Change Repurchase Notice in respect of any Physical Notes to be repurchased shall state:

(i)            the certificate numbers of the Notes to be delivered for repurchase;

(ii)           the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(iii)          that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture.

If the Notes are Global Notes, to exercise the Fundamental Change repurchase right, Holders must surrender their Notes in accordance with applicable Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this Section 15.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 15.03.

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The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written notice of withdrawal thereof.

(c)            On or before the 20th Business Day after the occurrence of the effective date of a Fundamental Change, the Company shall provide to all Holders and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of the effective date of the Fundamental Change and of the resulting repurchase right at the option of the Holders arising as a result thereof. In the case of Physical Notes, such notice shall be delivered by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary. Simultaneously with providing such notice, the Company shall publish such information on the Company’s website or through such other public medium as the Company may use at that time. Each Fundamental Change Company Notice shall specify:

(i)             the events causing the Fundamental Change;

(ii)            the effective date of the Fundamental Change;

(iii)           the last date on which a Holder may exercise the repurchase right pursuant to this Article 15;

(iv)           the Fundamental Change Repurchase Price;

(v)            the Fundamental Change Repurchase Date;

(vi)           the name and address of the Paying Agent and the Exchange Agent, if applicable;

(vii)          if applicable, the Exchange Rate, any adjustments to the Exchange Rate as a result of the Fundamental Change and the then-current composition of a Unit of Reference Property;

(viii)         that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be exchanged only if the Holder withdraws the Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix)            the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 15.02.

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At the Company’s written request contained in an Officer’s Certificate, given at least two (2) Business Days before such notice is to be sent (or such shorter period as shall be acceptable to the Trustee), the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Fundamental Change Company Notice shall be prepared by the Company.

(d)             Notwithstanding anything to the contrary in this Article 15, the Company shall not be required to repurchase, or to make an offer to repurchase, the Notes upon a Fundamental Change if (i) a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by the Company as set forth in this Article 15 and (ii) an owner of a beneficial interest in any Note purchased by such third party or parties will not receive a lesser amount as a result of withholding or other similar taxes than such owner would have received had the Company repurchased such Note, other than due to U.S. federal withholding, backup withholding or other similar U.S. federal taxes resulting from such owner’s failure, upon reasonable notice, to provide the third party with applicable tax documentation that the owner is eligible to provide.

(e)             Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the applicable procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Fundamental Change Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(f)             Notwithstanding anything to the contrary in this Section 15.02, the Company shall not be required to send a Fundamental Change Company Notice, or offer to repurchase or repurchase any Notes, as set forth in this Article 15, in connection with an Aurora Fundamental Change occurring pursuant to clause (b)(A) or (B) of the definition thereof, if: (i) such Aurora Fundamental Change constitutes a Share Exchange Event for which the relevant Share Exchange Event Reference Property consists entirely of cash in U.S. dollars; (ii) immediately after such Aurora Fundamental Change, the Notes become exchangeable (pursuant to Section 14.07 and, if applicable, Section 14.03) into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 principal amount of Notes (calculated assuming that the same includes the maximum amount of any accrued but unpaid interest payable as part of the Fundamental Change Repurchase Price for such Aurora Fundamental Change); and (iii) the Company timely sends the notice relating to such Aurora Fundamental Change required pursuant to Section 14.01(b)(iii). Any Aurora Fundamental Change with respect to which, in accordance with the provisions described in this Section 15.02(f), the Company does not offer to repurchase any Notes is referred to as herein as an “Aurora Exempted Fundamental Change.”

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Section 15.03.  Withdrawal of Fundamental Change Repurchase Notice. (a) A Fundamental Change Repurchase Notice may be withdrawn (in whole or in part) in respect of Physical Notes by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 15.03 at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date, specifying:

(i)            the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, which must be $1,000 or an integral multiple thereof,

(ii)            the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)            the principal amount, if any, of such Note that remains subject to the original Fundamental Change Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

If the Notes are Global Notes, Holders must withdraw their Notes subject to repurchase at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date in accordance with applicable procedures of the Depositary.

Section 15.04.  Deposit of Fundamental Change Repurchase Price. (a) The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.04) on or prior to 11:00 a.m., New York City time, on the Fundamental Change Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Fundamental Change Repurchase Price. Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not validly withdrawn prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date) will be made on the later of (i) the Fundamental Change Repurchase Date (provided the Holder has satisfied the conditions in Section 15.02) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 15.02 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Fundamental Change Repurchase Price.

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(b)           If by 11:00 a.m. New York City time, on the Fundamental Change Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to pay the Fundamental Change Repurchase Price (and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid interest, if applicable) of the Notes to be repurchased on such Fundamental Change Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest, if any, will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or whether or not the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and, to the extent not included in the Fundamental Change Repurchase Price, accrued and unpaid Special Interest, if applicable).

(c)           Upon surrender of a Note that is to be repurchased in part pursuant to Section 15.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 15.05.  Covenant to Comply with Applicable Laws Upon Repurchase of Notes. In connection with any repurchase offer upon a Fundamental Change pursuant to this Article 15, the Company will, if required:

(a)           comply with the tender offer rules under the Exchange Act that may then be applicable;

(b)           file a Schedule TO or any other required schedule under the Exchange Act; and

(c)           otherwise comply in all material respects with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 15 to be exercised in the time and in the manner specified in this Article 15.

To the extent that the provisions of any securities laws or regulations enacted or adopted after the date of this Indenture conflict with the provisions of this Indenture relating to the Company’s obligations to repurchase the Notes upon a Fundamental Change, the Company shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under such provisions of this Indenture by virtue of such conflict.

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Article 16
Optional Redemption

Section 16.01.  Optional Redemption. No sinking fund is provided for the Notes. The Notes shall not be redeemable by the Company prior to May 21, 2027. On or after May 21, 2027, the Company may redeem (an “Optional Redemption”) for cash all or any portion of the Notes (subject to the Partial Redemption Limitation), at the Redemption Price, if the Value of a Unit of Reference Property has been at least 130% of the Exchange Price then in effect for at least 20 Trading Days (whether or not consecutive) during any 30 consecutive Trading Day period (including the last Trading Day of such period) ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Notice of Redemption in accordance with Section 16.02, as verified by the Calculation Agent upon the Company’s request.

Section 16.02.  Notice of Optional Redemption; Selection of Notes.

(a)           In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 16.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than five Business Days prior to the date such Notice of Redemption is to be sent (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall deliver or cause to be delivered a written notice of such Optional Redemption (a “Notice of Redemption”) not less than 45 nor more than 65 Scheduled Trading Days prior to the Redemption Date to each Holder; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Paying Agent (if other than the Trustee), the Exchange Agent (if other than the Trustee) and the Calculation Agent; provided further that if, in accordance with the provisions described in Section 14.02(a)(iii), the Company elects through delivery of a Settlement Notice to settle all exchanges of Called Notes with a Exchange Date that occurs during the related Redemption Period by Physical Settlement, then the Company may instead elect to choose a Redemption Date that is a Business Day not less than 15 nor more than 65 Business Days after the date the Company sends such Notice of Redemption to each Holder. The Redemption Date must be a Business Day, and the Company may not specify a Redemption Date that falls on or after the 42nd Scheduled Trading Day immediately preceding the Maturity Date.

(b)           The Notice of Redemption, if delivered in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Notice of Redemption or any defect in the Notice of Redemption to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

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(c)           Each Notice of Redemption shall specify:

(i)             the Redemption Date;

(ii)            the Redemption Price;

(iii)           that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after payment of the Redemption Price in full on the Redemption Date;

(iv)           the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)            that Holders of Called Notes may surrender such Notes for exchange at any time during the related Redemption Period;

(vi)          the procedures an exchanging Holder must follow to exchange its Called Notes and the Settlement Method and Specified Dollar Amount, if applicable;

(vii)          the Exchange Rate, if applicable, the number of Additional Units added to the Exchange Rate in accordance with Section 14.03 and the composition of a Unit of Reference Property;

(viii)        the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)            in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Notice of Redemption shall be irrevocable.

(d)             If the Company elects to redeem fewer than all of the outstanding Notes, at least $100,000,000 aggregate principal amount of Notes must be outstanding and not subject to Optional Redemption as of, and after giving effect to, delivery of the relevant Notice of Redemption (such requirement, the “Partial Redemption Limitation”). If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are Global Notes, the Notes to be redeemed shall be selected by the Depositary in accordance with the applicable procedures of the Depositary. If fewer than all of the outstanding Notes are to be redeemed and the Notes to be redeemed are not Global Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate. If any Note selected for partial redemption is submitted for exchange in part after such selection, the portion of the Note submitted for exchange shall be deemed (so far as may be possible) to be the portion selected for redemption, subject, in the case of Notes represented by a Global Note, to the Depositary’s applicable procedures.

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(e)           If the Company elects to redeem any or all of the Notes pursuant to Section 16.01, then, concurrently with providing the Notice of Redemption to Holders, the Trustee, the Paying Agent, the Exchange Agent (if other than the Trustee) and the Calculation Agent, the Company shall either post the contents of the Notice of Redemption on its website or disclose the same in a press release or current report on Form 8-K (or any successor form) that is filed with the Commission.

Section 16.03.  Payment of Notes Called for Redemption.

(a)           If any Notice of Redemption has been given in respect of all or any part of the Notes in accordance with Section 16.02, the Notes so subject to redemption shall become due and payable on the Redemption Date at the place or places stated in the Notice of Redemption and at the applicable Redemption Price. On presentation and surrender of the Notes to be redeemed at the place or places stated in the Notice of Redemption, such Notes shall be paid and redeemed by the Company at the applicable Redemption Price. Upon surrender of a Note that is to be redeemed in part pursuant to Section 16.01, the Company shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered.

(b)           Prior to 11:00 a.m. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05, an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 16.04.  Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

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Article 17
Miscellaneous Provisions

Section 17.01.  Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 17.02.  Official Acts by Successor Entity. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Guarantor shall and may be done and performed with like force and effect by the like board, committee, manager, sole or managing member (if applicable) or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Guarantor.

Section 17.03.  Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company or the Guarantor shall be deemed to have been sufficiently given or made, for all purposes if given or served by overnight courier or by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Uber Technologies, Inc., 1725 3rd Street, San Francisco, California 94158, Attention: Chief Financial Officer; Treasurer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office or sent electronically in PDF format to an email address specified by the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication delivered or to be delivered to a Holder of Physical Notes shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed. Any notice or communication delivered or to be delivered to a Holder of Global Notes shall be delivered in accordance with the applicable procedures of the Depositary and shall be sufficiently given to it if so delivered within the time prescribed. Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any Notice of Redemption or any Fundamental Change Company Notice) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with the Depositary’s applicable procedures.

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Failure to mail or deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or delivered, as the case may be, in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 17.04.  Governing Law; Jurisdiction. THIS INDENTURE AND EACH NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Each of the Company and the Guarantor irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

Each of the Company and the Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 17.05.  Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor, as the case may be, shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate stating that such action is permitted by the terms of this Indenture.

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Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 4.08, Section 7.02(h) and Section 8.04) shall include (a) a statement that the person signing such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and that all conditions precedent to such action have been complied with; provided that no Opinion of Counsel shall be required to be delivered in connection with (1) the original issuance of Notes on the date hereof under this Indenture, (2) the mandatory exchange of the restricted CUSIP of the Restricted Securities to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary upon the Notes becoming freely tradable by non-Affiliates of the Company under Rule 144, or (3) a request by the Company that the Trustee deliver a notice to Holders under this Indenture where the Trustee receives an Officer’s Certificate with respect to such notice. With respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Notwithstanding anything to the contrary in this Section 17.05, if any provision in this Indenture specifically provides that the Trustee shall or may receive an Opinion of Counsel in connection with any action to be taken by the Trustee or the Company hereunder, the Trustee shall be entitled to, or entitled to request, such Opinion of Counsel.

Section 17.06.  Legal Holidays. In any case where any Special Interest Payment Date, any Fundamental Change Repurchase Date, any Redemption Date or the Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 17.07.  No Security Interest Created. Nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 17.08.  Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Exchange Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 17.09.  Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

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Section 17.10.  Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 15.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 17.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall deliver notice of such appointment to all Holders.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 17.10 shall be applicable to any authenticating agent.

108

If an authenticating agent is appointed pursuant to this Section 17.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

__________________________,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By: ____________________
Authorized Officer

Section 17.11.  Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and shall be deemed to be their original signatures for all purposes.

Section 17.12.  Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 17.13.  Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 17.14.  Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, pandemics, epidemics, quarantine restrictions, recognized public emergencies, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

109

Section 17.15.  Calculations. Except as otherwise provided herein, the Calculation Agent shall be responsible for making all calculations, adjustments and determinations called for under this Indenture, the Notes and the Collateral Documents; provided that notwithstanding anything to the contrary herein if the Calculation Agent fails to timely make any calculation, adjustment or determination, the Company shall make such calculation, adjustment or determination. These calculations, adjustments and determinations may include, but are not limited to, determinations of the Stock Price, determinations of the composition of a Unit of Reference Property, adjustments to the composition of a Unit of Reference Property, adjustments to the Exchange Rate, determinations of the Maximum Number of Units of Reference Property, the Last Reported Sale Prices of Aurora Common Stock, the Value of a Unit of Reference Property, the Daily VWAPs, the Daily Exchange Values, the Daily Settlement Amounts, the Accelerated Exchange Amount and the Exchange Rate of the Notes. All such calculations, adjustments and determinations, whether by the Calculation Agent or the Company, shall be made in good faith and in a commercially reasonable manner and, assuming such calculations, adjustments and determinations are made in good faith and in a commercially reasonable manner, absent manifest error, such calculations, adjustments and determinations shall be final and binding on Holders of Notes. The Calculation Agent (or the Company) shall provide a schedule of its calculations, adjustments and determinations to each of the Trustee, the Paying Agent (if other than the Trustee), the Exchange Agent (if other than the Trustee) and the Collateral Agent, and each of the Trustee, the Paying Agent, the Exchange Agent and Collateral Agent is entitled to rely conclusively upon the accuracy of such calculations, adjustments and determinations without independent verification. The Trustee will forward any such calculations, adjustments and determinations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 17.16.  USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

Section 17.17.  Electronic Signatures. All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any communication sent to the Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English). The Company agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

[Remainder of page intentionally left blank]

110

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

UBER TECHNOLOGIES, INC., as Company

By:	/s/ Prashanth Mahendra-Rajah
Name: Prashanth Mahendra-Rajah
Title: Chief Financial Officer

NEBEN HOLDINGS, LLC, as Guarantor

By:	/s/ Brian L. Kuntz
Name: Brian L. Kuntz
Title: Manager

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Ivy L. Wegener
Name: Ivy L. Wegener
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1) REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2) AGREES FOR THE BENEFIT OF UBER TECHNOLOGIES, INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C) TO A PERSON IT REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT.]

A-1

Uber Technologies, Inc.

0% Exchangeable Senior Note due 2028

No. [_____]	[Initially][1] $[_____________]

CUSIP No. [______]2

FOR PURPOSES OF SECTIONS 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES AND IS SUBJECT TO THE TREASURY REGULATIONS GOVERNING CONTINGENT PAYMENT DEBT INSTRUMENTS. PURSUANT TO TREASURY REGULATION SECTIONS 1.1275-3 AND 1.1275-4, HOLDERS MAY OBTAIN INFORMATION REGARDING THE ISSUE PRICE, THE ISSUE DATE, THE COMPARABLE YIELD AND THE PROJECTED PAYMENT SCHEDULE RELATING TO THE NOTES BY CONTACTING UBER TECHNOLOGIES, INC., ATTN: TAX DEPARTMENT, 1725 3RD STREET, SAN FRANCISCO, CA 94158.

Uber Technologies, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]3 [_______]4, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]5 [of $[_______]]6, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $1,150,000,000 in accordance with the rules and applicable procedures of the Depositary, on May 15, 2028, and Special Interest, if any, thereon as set forth below.

This Note shall not bear regular interest, and the principal amount shall not accrete. Any Special Interest is payable semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2025 (if any Special Interest is then payable), to Holders of record at the close of business on the preceding May 1 and November 1 (whether or not such day is a Business Day), respectively. Any Special Interest will be payable as set forth in Section 4.06(e) and Section 6.03 of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to refer solely to Special Interest (if, in such context, Special Interest is, was or would be payable pursuant to any of such Section 4.06(e) or Section 6.03) and/or any interest on any Defaulted Amounts payable as set forth in Section 2.03(c) in the within-mentioned Indenture.

1 Include if a global note.

2 This Note will be deemed to be identified by CUSIP No. [_____] from and after such time when (i) the Company delivers, pursuant to Section 2.05(c) of the within-mentioned Indenture, written notice to the Trustee of the occurrence of the Resale Restriction Termination Date and the removal of the restrictive legend affixed to this Note and (ii) this Note is identified by such CUSIP number in accordance with the applicable procedures of the Depositary.

3 Include if a global note.

4 Include if a physical note.

5 Include if a global note.

6 Include if a physical note.

A-2

Any Defaulted Amounts shall not accrue interest unless Special Interest was payable on the required payment date, in which case such Defaulted Amounts shall accrue interest per annum at the then-applicable Special Interest rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such required payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest, if any, on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its Corporate Trust Office as a place in the continental United States of America where Notes may be presented for payment or for registration of transfer and exchange.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to exchange this Note into cash, or, subject to the satisfaction of the Share Delivery Conditions, Units of Reference Property or a combination of cash and Units of Reference Property, as applicable, on the terms and subject to the limitations set forth in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York.

In the case of any conflict between this Note and the Indenture or any of the Collateral Documents and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

A-3

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

UBER TECHNOLOGIES, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:_______________________________
Authorized Signatory

A-4

[FORM OF REVERSE OF NOTE]

Uber Technologies, Inc.
0% Exchangeable Senior Note due 2028

This Note is one of a duly authorized issue of Notes of the Company, designated as its 0% Exchangeable Senior Notes due 2028 (the “Notes”), limited to the aggregate principal amount of $1,150,000,000, all issued or to be issued under and pursuant to an Indenture dated as of May 20, 2025 (the “Indenture”), among the Company, Neben Holdings, LLC (the “Guarantor”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture. Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and Special Interest, if any, on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture. In the case certain Events of Default have occurred, the Accelerated Exchange Amount with respect to all outstanding Notes shall automatically become and shall automatically be immediately due and payable.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Repurchase Price on the Fundamental Change Repurchase Date, the Redemption Price on any Redemption Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company, the Guarantor and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

Each Holder shall have the right to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Fundamental Change Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon exchange of, this Note at the place, at the respective times, at the rate and in the lawful money or Units of Reference Property, as the case may be, herein prescribed.

A-5

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option on or after May 21, 2027 in accordance with the terms and subject to the conditions specified in the Indenture. No sinking fund is provided for the Notes.

Upon the occurrence of a Fundamental Change (other than an Aurora Exempted Fundamental Change), the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to exchange any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, or, subject to the satisfaction of the Share Delivery Conditions, Units of Reference Property or a combination of cash and Units of Reference Property, as applicable, at the Exchange Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

The Notes shall be unconditionally guaranteed by the Guarantor pursuant to the terms and conditions set forth in Article 13 of the Indenture.

The Company’s and the Guarantor’s obligations under the Indenture shall be secured by a first-priority lien on (subject to customary exceptions) the Collateral granted by the Guarantor to the Collateral Agent for the benefit of itself, the Trustee and the Holders pursuant to the Collateral Agreement.

A-6

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

A-7

SCHEDULE A7

SCHEDULE OF EXCHANGES OF NOTES

Uber Technologies, Inc.
0% Exchangeable Senior Notes due 2028

The initial principal amount of this Global Note is _______ DOLLARS ($[_________]). The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

7 Include if a global note.

A-8

ATTACHMENT 1

[FORM OF NOTICE OF EXCHANGE]

To:    U.S. Bank Trust Company, National Association
1 Federal Street
Boston, MA 02110
Attention: I. Wegener (Uber Technologies, Inc.)

The undersigned registered owner of this Note hereby exercises the option to exchange this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, or, subject to the Share Delivery Conditions, Units of Reference Property or a combination of cash and Units of Reference Property, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any Units of Reference Property deliverable upon such exchange, together with any cash for any fractional security comprising a Unit of Reference Property, and any Notes representing any unexchanged principal amount hereof, be issued and/or delivered to the registered Holder hereof unless a different name has been indicated below. If any shares of Aurora Common Stock (or other security comprising a Unit of Reference Property) or any portion of this Note not exchanged are to be registered or issued, as the case may be, in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 14.02(d) and Section 14.02(e) of the Indenture. Any amount required to be paid to the undersigned on account of any Special Interest accompanies this Note. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated

Signature(s)

___________________________
Signature Guarantee

Signature(s) must be guaranteed
by an eligible Guarantor Institution
(banks, stock brokers, savings and
loan associations and credit unions)
with membership in an approved
signature guarantee medallion program
pursuant to Securities and Exchange
Commission Rule 17Ad-15 if shares
of Common Stock are to be issued, or
Notes are to be delivered, other than
to and in the name of the registered holder.

1

Fill in for registration of shares if
to be issued, and Notes if to
be delivered, other than to and in the
name of the registered holder:

_________________________
(Name)

_________________________
(Street Address)

_________________________
(City, State and Zip Code)
Please print name and address

Principal amount to be exchanged (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

_________________________
Social Security or Other Taxpayer
Identification Number

2

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE REPURCHASE NOTICE]

To: U.S. Bank Trust Company, National Association
1 Federal Street
Boston, MA 02110
Attention: I. Wegener (Uber Technologies, Inc.)

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Uber Technologies, Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 15.02 of the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Repurchase Date does not fall during the period after a Special Interest Record Date and on or prior to the corresponding Special Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:   _____________________

______________________

Signature(s)

_________________________
Social Security or Other Taxpayer
Identification Number

Principal amount to be repaid (if less than all): $______,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

1

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ____________________________ hereby sell(s), assign(s) and transfer(s) unto _________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐	To Uber Technologies, Inc. or a subsidiary thereof; or
☐	Pursuant to a registration statement that has become effective under the Securities Act of 1933, as amended; or
☐	To a person reasonably believed to be a qualified institutional buyer in compliance with Rule 144A under the Securities Act of 1933, as amended.

1

Dated: ________________________

_____________________________________

_____________________________________
Signature(s)

_____________________________________
Signature Guarantee

Signature(s) must be guaranteed by an
eligible Guarantor Institution (banks, stock
brokers, savings and loan associations and
credit unions) with membership in an approved
signature guarantee medallion program pursuant
to Securities and Exchange Commission
Rule 17Ad-15 if Notes are to be delivered, other
than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

2